                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 18, 1998 (the "EFFECTIVE DATE"), by and among, (i) Lacerte Software Corporation, a Delaware corporation ("PRODUCT CO."), and Lacerte Educational Services, Inc., a Delaware corporation ("SERVICE CO.") (Product Co. and Service Co. are herein referred to as "SELLERS"), (ii) for purposes of
Article IX only, Intuit Inc., a Delaware corporation ("PARENT"), and (iii) IL Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Parent ("PURCHASER").

                                R E C I T A L S

         A. Sellers desire to sell and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers (as provided herein), each Seller's software, technologies, intellectual property rights, equipment and certain other assets (as defined below) on the terms and conditions set forth in this Agreement (the "SALE").

         B. In consideration for the Sale, Purchaser will make certain payments to Sellers and will assume certain liabilities of Sellers.

         NOW, THEREFORE, in consideration of the facts recited above and the mutual agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms will have the following meanings:

         "ACCOUNTS RECEIVABLE" means all accounts receivable and notes receivable of each Seller as of the Closing Date.

         "AFFILIATE" means, with respect to any specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such specified person.

         "BUSINESS" means the business of developing, marketing, licensing, selling, distributing or otherwise using, all or any aspect of the Software, the Documentation, the Website, and the Other Products and providing the Services, and/or any aspect or part thereof.

         "CASH" means any and all of each Sellers' cash and cash equivalents, paper currency and coins, negotiable money orders and checks, marketable securities, interests in money market and similar accounts, and bank deposit accounts.

         "CLOSING" AND "CLOSING DATE" will have the respective meanings specified for such terms in Section 2.06.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rulings and regulations promulgated thereunder.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as an officer, director, trustee or executor, by contract or otherwise.

         "DOCUMENTATION" means, collectively, all programmers' notes or logs, source code annotations, user guides, manuals, instructions, tax forms, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation or materials that are related in any manner to any aspect of the Software or any Seller Intellectual Property Rights, whether in tangible or intangible form.

         "EMPLOYEES" has the meaning specified in Section 6.01.

         "ENCUMBRANCE" means any pledge, lien, collateral assignment, security interest, mortgage, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or right to use, or any other encumbrance of any kind whatsoever.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

         "EXPIRATION DATE" means the later of (i) the date that is one hundred and twenty (120) days after the filing by Sellers (or their ultimate parent entity) of the notification and report form required under the HSR Act (the "FILING DATE") or (ii) the date that occurs that number of days after the Filing Date which is equal to the sum of (a) one hundred and twenty (120) days after the Filing Date plus (b) the number of days in excess of forty-two (42) days that are required by Sellers to deliver their response that substantially complies with any formal request for additional information (i.e., a "second request") delivered under the HSR Act (such forty-two (42) days to commence being calculated upon receipt by Sellers (or their counsel) of such formal request for additional information under the HSR Act); provided, however, that in no event shall the Expiration Date be later than one hundred and eighty
(180) days after the Filing Date.

         "GAAP" means generally accepted accounting principles in the United States.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all of the following intangible worldwide legal rights, whether or not filed, perfected, registered or recorded: (i) patents, patent applications, and patent rights, including any and all continuations, continuations-in- part, divisions, reissues, reexaminations or extensions thereof, whether now existing or hereafter filed, issued or acquired; (ii) rights associated with works of authorship (including audiovisual works), including copyrights, copyright applications, and copyright registrations, moral rights, mask work rights, mask work applications and mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) design rights and industrial property rights;
(v) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property including trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, rights in trade dress and packaging and all goodwill associated with the same; (vi) rights in customer and prospect lists, trade secrets, know-how, designs, plans and specifications; and (vii) all rights to sue for any past, present or future infringement of any of the foregoing rights and the right to all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing rights, including without limitation damages for past, present or future infringement thereof. The term "Intellectual Property Rights" does not refer to tangibles or tangible embodiments of Intellectual Property Rights.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder.

         "KNOWLEDGE OF SELLERS," "SELLERS' KNOWLEDGE" or any similar phrase shall mean the actual knowledge of any of Lawrence Lacerte, Philip Lacerte, Randall Zeller, Geoff Miller, Mark Portner or John Portner, in each case without having made any independent inquiry.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including, without limitation, those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "MATERIAL ADVERSE CHANGE" means any change, event or effect that is materially adverse to the current or continuing business, assets (including intangible assets), financial condition, results of operations or prospects of Sellers taken as whole or the Business taken as a whole; provided, however, that, from and after the public announcement of this Agreement, the cancellation, termination or nonrenewal of arrangements with either Seller by suppliers or customers of Seller or the loss of employees (other than any employees of either Seller who have accepted written offers of employment from Purchaser) or independent contractors shall not be taken into account in determining whether there shall have occurred a "Material Adverse Change" on or with respect to Sellers collectively or the Business taken as a whole to the extent (but only to the extent) that the announcement of the transactions contemplated by this Agreement is the primary contributor to such supplier, customer, employee or independent contractor cancellation, termination, nonrenewal or loss.

         "MATERIAL ADVERSE EFFECT" means any event, change or effect that is materially adverse to (a) Sellers' collective financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects taken as a whole, or (b) the Business taken as a whole.

         "MATERIAL BREACH" means a failure of a representation or warranty to be true as of the date of any notice by Purchaser pursuant to Section 10.01(b) as a result of a fact or condition which causes or reflects, or a failure by either Seller to perform any of its covenants under this Agreement which causes, a material adverse effect on Sellers' collective financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects taken as a whole or the Business taken as a whole, or which would result in Sellers being legally prohibited from selling the Purchased Assets to Purchaser hereunder by the Expiration Date.

         "OTHER PRODUCTS" means the tangible products (other than tangible embodiments of the Software) sold by either Seller to third parties including without limitation tax forms, envelopes and other presentation products, and including products purchased from third parties and resold.

         "ORDINARY COURSE" or "ORDINARY COURSE OF BUSINESS" or any similar phrase means the ordinary course of business consistent with Sellers' past practice (including with respect to quantity and frequency).

         "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

         "PREDECESSOR" means Lacerte Software Corporation, a California corporation, previously known as Lacerte Microcomputer Corporation.

         "SELLER INTELLECTUAL PROPERTY RIGHTS" means, collectively, (A) all Intellectual Property Rights in, to or related or associated in any manner with: (i) the Software or any aspect or part thereof; (ii) the Documentation or any aspect or part thereof; (iii) the Website, and/or (iv) the Business and
(B) any other Intellectual Property Rights owned by or licensed to either Seller or to which either Seller has any rights.

         "SERVICES" means the services provided by either Seller to customers and/or other third parties, including support services (including software support and tax support), tax return preparation, "remote entry processing" services, tax return filing services, data conversion services, information services and educational services.

         "SOFTWARE" means all versions of all software (including software programs, objects, modules, routines, algorithm and code, in both source code and object code form) owned by either Seller and all derivative works of any of such software described in clauses (i), (ii) and (iii) of this paragraph.

         "SUBLEASE" means that certain sublease for Sellers' premises at 13155 Noel Road, Dallas, Texas between Product Co. and Oryx Energy Company.

         "TANGIBLE ASSETS" means all tangible assets owned by either Seller and used in connection with the Business as of the Closing Date, including without limitation all inventory, components, spare parts, equipment, furniture, documentation, marketing materials, promotional literature, other sales or marketing-related materials and other collateral, workstations and personal computers and the licenses to associated Third-Party Software, logbooks, notebooks, furniture, files and office supplies. Tangible Assets do not include any interests (fee, leasehold or otherwise) in real property.

         "TAX" or "TAXES" means all foreign, federal, state and local taxes of any kind whatsoever (whether payable directly or by withholding), including but not limited to include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll, ad valorem, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, tariffs, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax imposed by the United States or any state, county, provincial, local or foreign governmental, or any instrumentality, subdivision or agency thereof.

         "TAX PRODUCT" or "TAX PRODUCTS" means the tax software products listed in EXHIBIT A attached hereto and all prior year versions thereof.

         "TERMINATION FEE" means Ten Million Dollars ($10,000,000) if a termination pursuant to Article X occurs within sixty (60) days after the Filing Date or Twenty Million Dollars ($20,000,000) if the termination pursuant to Article X occurs thereafter.

         "THIRD-PARTY SOFTWARE" means software licensed to either Seller.

         "UNEARNED CASH" means all Cash up to an amount equal to the amount of Sellers' deferred revenues as of the Closing Date (as reflected in Sellers' books and records as of the Closing Date on a basis consistent with the Balance Sheet (as defined below)).

         "WEBSITE" means all of the data, information, text and graphics relating to any and all of Sellers' world wide web sites on the Internet, including all text, graphics and other information displayed thereon and the rights owned by or licensed to either Seller for any and all software used by either Seller to develop, maintain or enhance such text, graphics and other information displayed thereon.

                                   ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS

     SECTION 2.01. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement (including without limitation Section 2.09), on the Closing Date each Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase and acquire, all right, title and interest in and to the Purchased Assets (as defined below) free and clear of all Encumbrances whatsoever, except such Encumbrances as are disclosed in
SCHEDULE 3.08(a).

     SECTION 2.02. Purchased Assets Defined. As used in this Agreement, the term "PURCHASED ASSETS" means, collectively, all of each Seller's right, title and interest in and to all of its respective assets, other than Excluded Assets (as defined in Section 2.03) including without limitation each and all of the following assets and properties:

          (a)    the Software, the Tax Products and the Third-Party Software;

          (b)    the Documentation;

          (c)    the Seller Intellectual Property Rights;

          (d)    the Accounts Receivable;

          (e)    the Cash, if and to the extent it exceeds the Unearned Cash;

          (f)    the Website;

          (g)    the Other Products;

          (h)    the Tangible Assets;

          (i) any and all copies in Sellers' possession in a tangible medium and other tangible embodiments of (i) the Software, the Tax Products and the Third-Party Software (whether in source code or object code form); (ii) the Documentation, and (iii) the Seller Intellectual Property Rights (all such copies and tangible embodiments being hereinafter collectively called the "SELLER TECHNOLOGY DELIVERABLES");

          (j) all interests in real property (including without limitation that certain real property described in SCHEDULE 3.08(b)) including leaseholds, subleaseholds, easements, improvements and rights thereunder and thereto;

          (k) each Seller's rights under those agreements listed on EXHIBIT B attached hereto and any other agreements entered into by either Seller excluding (i) this Agreement and any of the Seller Ancillary Agreements (as defined below), (ii) any agreement out of which any Excluded Liabilities (as defined below) arise and (iii) that certain Letter Loan Agreement relating to a loan from Comerica Bank-Texas evidenced by a Master Note dated June 1, 1995, in the amount of $2,000,000 (collectively hereinafter referred to as the "ASSIGNED AGREEMENTS");

          (l) all of Seller's general, financial and other books and records, financial information, correspondence, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, customer lists, and other files and records (or applicable portions thereof) but excluding (i) any personnel files of any former employee of either Seller, (ii) any personnel files of any Employee (as defined in Section 6.01) who does not consent to the disclosure of his or her personnel file to Purchaser pursuant to the terms of the employment offer made under this Agreement and (iii) any of the foregoing related solely to the Excluded Assets or Excluded Liabilities (the "BUSINESS RECORDS");

          (m) all licenses, franchises, permits, agreements, waivers and authorizations issued by governmental authorities (collectively "GOVERNMENTAL PERMITS") held or used by either Seller to the extent legally transferable by Seller;

          (n) all claims, security or similar deposits, rights to refunds, choices in action, causes of action, rights of recovery or rights to damages, rights of set-off and other rights of recoupment (but excluding any of the foregoing related to Sellers' payment of Transaction Taxes and any Excluded Assets) (collectively, the "CLAIM ASSETS");

          (o) any securities issued by other persons or investments in, or loans or advances to, any other person;

          (p) any approvals or certifications by governmental agencies or other third parties of programs, seminars or courses, or materials or contents relating thereto, including without limitation for purposes of continuing professional education; and

          (q) all goodwill associated with any of the assets described in the foregoing subparagraphs of this Section 2.02 (the "GOODWILL").

     SECTION 2.03. Excluded Assets. As used herein, the term "EXCLUDED ASSETS" means:

          (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of each Seller as a corporation;

          (b) any of the assets of Sellers specifically and expressly excluded from the definition of Purchased Assets under clauses (k), (l) and (n) of Section 2.02;

          (c) all claims, security or similar deposits, rights to refunds, choses in action, causes of actions, rights of recovery, rights to damages, rights to set-off, rights to indemnification and other rights of recoupment relating to any and all Pre-Closing Taxes and any and all other Tax Liabilities of Sellers or Predecessors which are Excluded Liabilities and are paid or satisfied by Sellers or Predecessors (or any of them);

          (d) all rights to dispute, defend, counterclaim, cross-claim, off-set and settle, and all rights of any kind against third parties relating to, any and all of the Excluded Liabilities;

          (e)    those assets listed in SCHEDULE 2.03;

          (f)    the Unearned Cash; and

          (g) any employee benefit plans or policies which are "Excluded Assets" pursuant to Section 6.02.

          Purchaser is not purchasing any of the Excluded Assets.

     SECTION 2.04.  Assumption and Exclusion of Liabilities.

          (a) Assumed Liabilities. Subject to the terms and conditions of this Agreement, Purchaser shall, effective upon the consummation of the Closing on the Closing Date, assume, pay, perform and discharge when due, and indemnify, defend and hold harmless Sellers from and against, all Liabilities of Sellers arising or resulting from any action, inaction or event prior to the Closing, whether incurred or asserted prior to or after the Closing, including without limitation (i) LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR FAILURE TO ACT THAT CONSTITUTES OR RESULTS FROM ANY NEGLIGENCE OF SELLERS OR THEIR AGENTS OR EMPLOYEES (WHETHER ACTIVE, PASSIVE, SOLE, JOINT OR CONTRIBUTORY) NOT RELATING TO ANY EXCLUDED LIABILITY and (ii) any increased rent or other payment required in connection with the assignment and assumption of the Sublease, excluding, however, only the Excluded Liabilities (the "ASSUMED LIABILITIES"). Sellers and Purchaser acknowledge and agree that those Assumed Liabilities that represent the Liabilities of Sellers with respect to the advance deposit payments recorded as deferred revenues as of the Closing Date in the books and records of Sellers on a basis consistent with the Balance Sheet (the "ADVANCE DEPOSIT LIABILITIES") are being assumed by Purchaser in consideration for the transfer of the Unearned Cash by Sellers to Purchaser pursuant to Section 2.07(g), and do not constitute a portion of the Purchase Price. Purchaser agrees to maintain such Advance Deposit Liabilities in its books and records as advance deposit payments for the benefit of customers pending the future sale of products or service to such customers.

          (b) Excluded Liabilities. As a material consideration and inducement to Purchaser to enter into this Agreement, Sellers will retain, and will be solely responsible for paying, performing and discharging when due, and Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser from and against, and Purchaser will not assume or otherwise have any responsibility or liability for, any and all Excluded Liabilities. "EXCLUDED LIABILITIES" means:

                           (i)    any and all Transaction Taxes and Pre-Closing
Taxes (as defined in Article VII);

                           (ii)   all Liabilities of Sellers that do not relate
to the conduct of the Business;

                           (iii)  any and all Liabilities relating to or
arising from or out of any or all of the Excluded Assets other than the Advance Deposit Liabilities; and

                           (iv)   any and all of either Seller's Liabilities
arising under or relating to this Agreement or any of the Seller Ancillary Agreements.

     SECTION 2.05.  Purchase Price: Allocation of Purchase Price.

          (a) Purchase Price. The aggregate purchase price for the Purchased Assets and Purchaser's other rights hereunder (other than the right to the Unearned Cash, but including Purchaser's rights pursuant to Section 5.06) and under the agreements referred to in Section 8.02(e) shall be (i) the sum of Four Hundred Million Dollars ($400,000,000) plus Interest (as defined below), if any (the "CASH PAYMENT") plus (ii) Purchaser's assumption of the Assumed Liabilities (the Cash Payment plus Purchaser's assumption of the Assumed Liabilities being hereinafter together referred to as the "PURCHASE PRICE").
As used herein, "INTEREST" means
simple interest on the sum of Four Hundred Million Dollars ($400,000,000) at the rate of five percent (5%) per annum accruing from the date that is ninety
(90) days after the Filing Date (the "INTEREST ACCRUAL DATE"). No Interest shall be payable to Sellers or included in the Cash Payment in the event that the Closing takes place prior to the Interest Accrual Date. No Interest shall be payable to Sellers in the event that this Agreement is terminated pursuant to Article X or if the Closing does not take place.

          (b) Payment Procedure. The Cash Payment shall be paid by Purchaser to Sellers on the Closing Date in cash by wire transfer of immediately available funds.

          (c) Purchase Price Allocation. The allocation of the Purchase Price among the Purchased Assets as between Purchaser and Sellers and between Sellers shall be as set forth in a mutually agreed purchase price allocation agreement entered into prior to the Closing (or within one hundred and twenty
(120) days after the Closing) between Sellers and Purchaser in a manner consistent with Treasury Regulation Section 1.1060-lT(f), provided that the allocation in such agreement to all non-competition covenants for Tax purposes shall not exceed an aggregate of Two Million Dollars ($2,000,000) unless otherwise required pursuant to an administrative or judicial proceeding. For all Tax purposes Purchaser and Sellers agree to report the transactions contemplated in this Agreement in a manner consistent with the allocation under this Section 2.05(c), and will not take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or otherwise, for Tax purposes unless otherwise required pursuant to an administrative or judicial proceeding.

          (d) Fair and Equivalent Consideration. The parties agree that the Purchase Price constitutes full and fair equivalent consideration for the Purchased Assets and the covenants, agreements and performances of Sellers under this Agreement and the Seller Ancillary Agreements.

     SECTION 2.06. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated hereby will take place at a closing at the offices of Gardere & Wynne, L.L.P. (the "CLOSING") at 11:00 a.m., local time, on the second business day after the first date on which the conditions to Closing set forth in Sections 8.01(b) and 8.02(c) have been satisfied, or at such other place (or by such other means, including a remote Closing wherein the relevant documents are delivered by means of facsimile, mail or courier) and time as Sellers and Purchaser may mutually agree (the day on which the Closing takes place being referred to herein as the "CLOSING DATE").

     SECTION 2.07. Certain Closing Deliveries by Sellers. At the Closing (in addition to Sellers' delivery of the items, documents and certificates to be delivered by Sellers at the Closing pursuant to Section 8.02), each Seller will deliver or cause to be delivered to Purchaser all of the following items, against delivery to Sellers of the items, payments, documents and certificates to be delivered to Sellers by Purchaser at the Closing pursuant to Section 2.08 and Section 8.01 hereof:

          (a) counterparts of the Bill of Sale and Assignment Agreement containing terms and conditions consistent with this Agreement and reasonably acceptable to all parties (the "BILL OF SALE") executed on such Seller's behalf by an executive officer of such Seller;

          (b) counterparts of the Assumption Agreement containing terms and conditions consistent with this Agreement and reasonably acceptable to all parties ( (the "ASSUMPTION AGREEMENT") executed on such Seller's behalf by an executive officer of such Seller;

          (c) a receipt for the Cash Payment paid at the Closing, executed by an executive officer of such Seller;

          (d) Assignments from such Seller to Purchaser of all registered and unregistered copyrights, trademarks and service marks included in the Purchased Assets, duly executed on behalf of such Seller by an executive officer of such Seller and notarized, and in a form acceptable for recording with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and in substantially the form of EXHIBIT C attached hereto (the "COPYRIGHT ASSIGNMENT"), or EXHIBIT D attached hereto (the "MARK ASSIGNMENT"), as applicable;

          (e) counterparts of an assumption and assignment agreement whereby the Sublease is assigned to Purchaser, executed by an executive officer of Product Co.;

          (f) A Quitclaim Deed conveying title to the real property owned by Product Co.; and

          (g) Cash in an amount equal to the Unearned Cash shall be delivered by Sellers to Purchaser at the Closing, which Cash shall, notwithstanding anything in this Agreement to the contrary, be transferred by Sellers to Purchaser in consideration for the assumption by Purchaser of the Advance Deposit Liabilities.

     SECTION 2.08. Certain Closing Deliveries by Purchaser. At the Closing (in addition to Purchaser's delivery of the items, documents and certificates to be delivered by Purchaser at the Closing pursuant to Section 8.01), Purchaser will deliver to Sellers all of the following items, against delivery to Purchaser of the items, documents, assets and certificates to be delivered to Purchaser by Sellers at the Closing pursuant to Section 2.07 and Section 8.02 hereof:

          (a) the payment of the Cash Payment in accordance with the provisions of Section 2.05;

          (b) counterparts of the Assumption Agreement, executed by an executive officer of Purchaser; and

          (c) counterparts of an assumption and assignment agreement whereby the Sublease is assumed by Purchaser, executed by an executive officer of Purchaser

     SECTION 2.09. Unassignable Assets. Notwithstanding any other provision of this Agreement or any of the Seller Ancillary Agreements, but subject to Section 8.02(j)), to the extent that any of the Assigned Agreements or Governmental Permits constituting part of the Purchased Assets are not assignable or otherwise transferable to Purchaser without the consent, approval or waiver of another party thereto or any third party (including any governmental agency), or if such assignment or transfer would constitute a breach thereof or a violation of any applicable law, then neither this Agreement nor such Seller Ancillary Agreements shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained; in which case the benefits of such Assigned Agreements and Governmental Permits accruing to either Seller from the Closing Date to the earlier of (i) the date the applicable consent, approval or waiver is obtained or (ii) two (2) years from the Closing Date (the "TRUST PERIOD") shall be held in trust by Sellers for Purchaser's behalf and until the expiration of the Trust Period. Sellers shall take any and all action necessary or reasonably requested by Purchaser (all at Purchaser's sole cost and expense) to provide Purchaser with the benefits of, and Purchaser shall take any and all action necessary or reasonably requested by Sellers to perform on behalf of Sellers and bear all costs and expenses associated with, and indemnify and hold harmless Sellers against all Liability relating to, such Assigned Agreements and Governmental Permits to the full extent permitted or required, as applicable, by the terms thereof, and such Assigned Agreements and Governmental Consents shall be deemed transferred and assigned to, and assumed by, Purchaser without further action by the parties upon the receipt of such consent, approval or waiver. Except as set forth in SCHEDULE 2.09, with respect to each Assigned Agreement or Governmental Permit whose assignment or transfer to Purchaser requires the consent, approval or waiver of another party thereto or any third party, Sellers shall use their commercially reasonable efforts to obtain such consent, approval or waiver of such other party or parties or such third party to such assignment or transfer as promptly as practicable.
Purchaser agrees to cooperate with Sellers and supply relevant information to such party or parties or such third party in order to assist Sellers in their obligations under this Section. Notwithstanding the foregoing, nothing contained herein shall obligate Sellers or Purchaser to expend or pay any amount to third parties to obtain any consents, approvals or waivers, except Purchaser shall be responsible for paying any and all fees and/or increased rent required to obtain the consent of Oryx Energy Company and Three Galleria Tower Venture to the assignment of the Sublease; provided, however, that if Purchaser elects in its discretion not to pay such fees and/or increased rent and to proceed with the Closing without such consent, then upon the Closing Purchaser shall indemnify, defend and hold harmless Sellers from and against all Liabilities of Sellers arising from the Sublease.

     SECTION 2.10. Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS



         Concurrently with the execution and delivery of this Agreement, Sellers are delivering to Purchaser a disclosure schedule numbered to correspond to the Sections contained in this Agreement. Any disclosure of information in any Section of the disclosure schedule shall be deemed a disclosure of such information in any other applicable Section thereof as if such information was fully disclosed in such other Section; provided that such disclosure sets forth information sufficient to put a reasonable person on notice of the specific information constituting the disclosure with respect to such other Sections. Any reference in any Section of the disclosure schedule to another Section of the disclosure schedule shall be deemed to incorporate by reference such other Section in its entirety. Inclusion of any information in the disclosure schedule is not intended, and shall not be deemed, to be an acknowledgement that any particular matter could have a Material Adverse Effect or is material. Each Seller (it being understood that, as used in Sections
3.01 through 3.23, the terms "Seller" and "Sellers" shall include Predecessor) hereby represents and warrants to Purchaser that, except as set forth in the disclosure schedule, each of the following representations and statements in this Article III are true and correct:

     SECTION 3.01. Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified to transact business as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect. There are no other persons, other than the Predecessor, that are predecessors of either Seller.

     SECTION 3.02. Power, Authorization and Validity. Each Seller has the full right, corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each other agreement or document to which such Seller is to be a party or which it is to execute pursuant to this Agreement (collectively, the "SELLER ANCILLARY AGREEMENTS"), and each Seller has all requisite corporate power and authority to consummate the Sale in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each Seller's Board of Directors and shareholders. To the knowledge of Sellers, each shareholder of each Seller has all requisite power and authority to enter into the Inducement and Non-Competition Agreements (as defined below). This Agreement has been duly executed and delivered by each Seller and at the Closing the Seller Ancillary Agreements will be duly executed and delivered by each Seller. Assuming due authorization, execution and delivery by Purchaser, (i) this Agreement constitutes a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms (except to the extent provided under laws relating to bankruptcy, insolvency, reorganization, arrangement, moratorium, or fraudulent conveyance or as provided under general principles of equity); (ii) upon each Seller's execution of the Seller Ancillary Agreements, each of the Seller Ancillary Agreements will constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms
(except to the extent provided under laws relating to bankruptcy, insolvency, reorganization, arrangement, moratorium, or fraudulent conveyance or as provided under general principles of equity).

     SECTION 3.03. No Subsidiaries; Not a Subsidiary. Neither Seller has any subsidiaries or any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Neither Seller has ever been a subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity.

     SECTION 3.04.  No Conflict; Consents and Approvals.

     3.04.1 No Conflict. The execution, delivery, and performance of this Agreement and the Seller Ancillary Agreements by each Seller, do not and will not (a) breach, violate or conflict with the Certificate of Incorporation or Bylaws of either Seller, both as amended to date, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to either Seller or to any of the Purchased Assets, (c) result in any breach or violation of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Governmental Permit or any of the Assigned Agreements, or (d) result in the creation of any Encumbrance on any of the Purchased Assets.

     3.04.2 Consents and Approvals. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by each Seller do not and will require any consent, approval, authorization or other action by, or filing with or notification to, any court or governmental or regulatory authority, except (a) for filings and approvals required under the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay Sellers from performing any of their material obligations under this Agreement or any of the Seller Ancillary Agreements, and (c) as may be necessary as a result of any facts or circumstances relating solely to Purchaser.

     3.04.3 Consents to Assign. SCHEDULE 3.04 sets forth a true and complete list of each and every material Assigned Agreement or material Governmental Permit known to Sellers with respect to which the consent or approval of any third party or governmental authority is required in order for each Seller to assign or transfer to Purchaser all of such Seller's rights and obligations under such Assigned Agreement or Governmental Permit.

     SECTION 3.05. Litigation. There is no action, suit, arbitration, proceeding, claim or investigation pending against either Seller, or any corporate officer or director of either Seller in their capacity as such, or to the knowledge of Sellers, against any shareholder or other security holder of either Seller in their capacity as such, before any court, administrative agency, tribunal, arbitrator or arbitration panel or other dispute resolution forum. To such Seller's knowledge, no such action, suit, arbitration, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court, arbitrator or other dispute resolution forum outstanding against either Seller.

     SECTION 3.06.  Taxes.

          (a) At all times since December 1, 1986, in the case of Product Co., and since formation, in the case of Service Co., each Seller has had in effect a valid election to be taxed under Subchapter S of the Internal Revenue Code and such election has not been revoked.

          (b) Each Seller has timely filed all United States and non-US. federal, state, local returns, estimates, information statements and reports relating to any and all Taxes required to be filed prior to the Closing and, except for amounts being contested in good faith, has timely paid all Taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve on the Balance Sheet (or interim accounting records disclosed to Purchaser) for the payment of all Taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable Tax returns, has made all necessary estimated Tax payments, and has no liability for Taxes in excess of the amount so paid or accruals or reserves so established except (for purposes of this Section 3.06(b) but not for purposes of Section 10.01(b)(A)) for Taxes for which the failure to pay would not have a Material Adverse Effect.

          (c) To Sellers' knowledge, no material deficiencies for any Tax have been threatened, claimed, proposed or assessed against either Seller other than deficiencies that have been resolved in full. Neither Seller has received any written notification that any material issues have been raised (and are currently pending) by any Tax authority (including but not limited to any sales tax authority). Each Seller has withheld with respect to each of its employees and independent contractors all Taxes, including but not limited to federal and state income Taxes, FICA, Medicare, FUTA and other Taxes, required to be withheld, and paid such withheld amounts to the appropriate Tax authority within the time prescribed by law except (for purposes of this Section 3.06(c) but not for purposes of Section 10.01(b)(A)) for Taxes for which the failure to pay would not have a Material Adverse Effect.

          (d) No Tax liens have been filed against any assets of either Seller other than liens arising by operation of law with respect to Taxes not yet due and payable. Neither Seller has executed any waiver of any statute of limitations on, or extended the period for assessment or collection of, any Tax. Except as previously disclosed to Purchaser in writing, since 1994 no Tax return or report of either Seller has been audited by the Internal Revenue Service or any other Tax authority, no audit of any Tax return or report of either Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

     SECTION 3.07.  Seller Financial Statements.  SCHEDULE 3.07 includes:
(i) Sellers' combined audited balance sheets as of March 31, 1997 and March 31, 1998, and audited statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years ended March 31, 1996, March 31, 1997 and March 31, 1998 (such balance sheets and such statements of operations, changes in shareholders' equity and cash flows are hereinafter collectively referred to as the "SELLERS' FINANCIAL STATEMENTS"; such audited balance sheet as of March 31, 1998 (the "BALANCE SHEET DATE") being herein referred to as the "BALANCE SHEET").

The Sellers' Financial Statements (a) are in accordance with the books and records of Sellers, (b) fairly present in all material aspects the financial condition of Sellers at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with GAAP. Neither Seller has any material Liability that is not shown on or reserved against in the Balance Sheet, except for current liabilities that may have been incurred after the date of the Balance Sheet in the ordinary course of business.

     SECTION 3.08.  Title to and Condition and Sufficiency of Properties.
To Sellers' knowledge, the Purchased Assets constitute all assets, properties, and rights (including without limitation Intellectual Property Rights) that are necessary or required to enable Purchaser, upon the Closing, to own, conduct, operate and maintain the Business as conducted by the Sellers prior to the Closing Date without: (i) the need for Purchaser to acquire or license any other asset, property or Intellectual Property Right, (ii) the breach or violation of any contract or commitment; and (iii) infringement of any Intellectual Property Right of any party other than Purchaser. Title to all the material Purchased Assets is freely transferable from Sellers to Purchaser without obtaining the consent or approval of any person (other than consents and approvals disclosed in SCHEDULE 3.04).__Sellers own all of the material Purchased Assets and have good and marketable title to all of the material Tangible Assets, free and clear of all Encumbrances (other than Encumbrances disclosed in SCHEDULE 3.08(a)) and have valid and subsisting leases to all material leased assets and licenses to all material licensed Intellectual Property Rights which, to Sellers' knowledge, have not been breached by any party thereto. The current location of all Tangible Assets is set forth in
SCHEDULE 3.08(b), and Sellers will not re-locate any Purchased Assets from the location(s) shown for such Tangible Assets on SCHEDULE 3.08(b), except in the ordinary course of business, without Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed).

                 SCHEDULE 3.08(b) lists and describes briefly all real property that either Seller owns or leases. With respect to each parcel of real property owned, the applicable Seller has good and marketable title to such parcel, free and clear of any Encumbrance, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto. All leases of real or personal property to which either Seller is a party have not been breached by such Seller and, to such Sellers' knowledge, afford such Seller possession of the property leased thereunder in accordance with the terms of such leases.

     SECTION 3.09.  Absence of Certain Changes or Events.  Since the
Balance Sheet Date, and except as disclosed on SCHEDULE 3.09, neither Seller has:

          (a) incurred or agreed to incur any material Liability, except Liabilities incurred in the ordinary course of business;

          (b) delayed or postponed the payment of accounts payable or other liabilities with respect to which payment was due, except in the ordinary course of business;

          (c) subjected any Purchased Assets or the Unearned Cash to any Encumbrance or agreed to take any such action;

          (d) sold, transferred, leased or otherwise disposed of any of its material assets, or granted any rights under any leases, licenses or agreements or with respect to any Seller Intellectual Property Rights or agreed to take any such action, other than non-exclusive license of Tax Products to end-users in accordance with Sellers' standard license terms for its Tax Products (as described in SCHEDULE 3.10), sales of Other Products to customers, and dispositions of obsolete or damaged Tangible Assets, in each case in the ordinary course of business;

          (e) except in the ordinary course of business, entered into any employment contract with any shareholder, officer, employee or consultant or any affiliate of either Seller, increased the rates of compensation (including salary, bonus, pension or otherwise) to any shareholder, officer, director, employee or consultant or any affiliate thereof for any period before or after the Effective Date or made any other change in employment terms for any of such persons, or agreed to take any such action;

          (f) adopted, amended, modified or terminated any bonus, profit-sharing incentive, severance or other plan, contract or commitment for the benefit of any of its officers, directors, employees or consultants (or taken any such action with respect to any other employee benefit plan), or agreed to take any such action except to the extent that such changes are not material in the aggregate;

          (g)    suffered any Material Adverse Change;

          (h) except for short term municipal debt securities and other money market instruments, made any loan or advance to or investment in, or received any loan, advance or investment from, any person, or agreed to take any such action, except to the extent that all such loans, advances or investments are not material in the aggregate;

          (i) made any payment or transfer of property or assets to or for the benefit of any shareholder, officer or director or any affiliate thereof, or entered into any transaction with any shareholder, officer or director or any affiliate of either Seller (including, without limitation, any agreement or other arrangement providing for employment of, furnishing of services by, rental or license of real or personal property from or, or otherwise requiring payment to any shareholder, officer, director or affiliate of Seller), or agreed to take any such action (in each case, other than compensation for services consistent with clause (e) and Sections 3.16 and 5.01 and distributions to shareholders permitted by clause (l));

          (j) entered into, accelerated, terminated, modified, waived, relinquished or canceled any agreement, contract, lease, loan, commitment, rights, or obligations or license (or series of related agreements, contracts, leases or licenses) involving more than $250,000 individually or more than $1,000,000 in the aggregate, to which such Seller is a party or by which it is bound, or agreed to take any such action;

          (k) purchased or licensed, or entered into any agreement or other arrangement for the purchase or license, of any assets or properties other than in the ordinary course of business;

          (l) declared, set aside or paid any dividend on, or made any other distribution in respect of, any of the capital stock of either Seller, or effected any direct or indirect redemption, purchase or other acquisition by either Seller of any of the capital stock of Seller, or agreed to take any such action, except distributions to shareholders after March 31, 1998 in the aggregate amount of not more than Fifteen Million Dollars ($15,000,000); or

          (m) entered into any transactions, or taken any other actions, other than in the ordinary course of business.

     SECTION 3.10. Lists of Certain Assets and Obligations. Except as described elsewhere herein or in any schedule to this Agreement, SCHEDULE 3.10 contains a true and complete list of:

          (a) all of the following items that relate in any manner to the Business or any of the Purchased Assets or the Unearned Cash:

                           (i)    all contracts or agreements for the purchase
or sale of raw materials, supplies, products or other personal property or for the furnishing or receipt of services, other than purchase orders submitted or accepted in the ordinary course of business for inventory or supplies and which do not involve the payment of in excess of One Hundred Thousand Dollars ($100,000) annually to or by a Seller;

                           (ii)   all license arrangements or agreements,
including distribution, sublicense, marketing, development or resale agreements, which involve the payment of in excess of One Hundred Thousand Dollars ($100,000) annually by a Seller, but excluding end-user licenses in Sellers' standard form as described in SCHEDULE 3.10;

                           (iii)  all agreements under which any person has
paid, or would be required to pay, in advance for the delivery of (or for the right to receive) Services, excluding agreements in Sellers' standard forms as described in SCHEDULE 3.10 for which the amount received as of ten (10) days prior to the Effective Date for Services to be performed after the Effective Date is disclosed in SCHEDULE 3.10;

                           (iv)   all agreements under which any person has
paid, or would be required to pay, in advance for any Software or Other Products, excluding agreements in Sellers' standard forms as described in
SCHEDULE 3.10 for which the amount received as of ten (10) days prior to the Effective Date for Software or Other Products to be delivered after the Effective Date is disclosed in SCHEDULE 3.10;

                           (v)    all contracts or arrangements under which
either Seller has made any commitments to develop any new technology, to deliver any Software currently under development or to enhance or customize any software, other than general commitments disclosed on SCHEDULE 3.10 to deliver Tax Products currently under development by Sellers for which Sellers' liability in the event of failure to deliver such Tax Products is limited to an obligation to refund any deposit or prepaid license fee;

                           (vi)   all material business licenses, franchises,
approvals, Governmental Permits, registrations, third party certifications and similar rights; and

                           (vii)  all other material Assigned Agreements.

          (b) all offices or locations in, or from which, the Business is conducted, wherever located.

                 All material Assigned Agreements required to be listed pursuant to clause (a) above are evidenced by written agreements. All Assigned Agreements are valid, in full force and effect, and enforceable by Purchaser as an assignee of Sellers (or a Seller) in accordance with their respective terms (except to the extent provided under laws relating to bankruptcy, insolvency, reorganization, arrangement, moratorium, or fraudulent conveyance or as provided under general principles of equity), and no party has repudiated or claimed a breach of any provision thereof and no breach or default thereunder will result from this Agreement, any of the Seller Ancillary Agreements, or any of the transactions contemplated hereby or thereby. Neither Seller nor, to Sellers' knowledge, any other party to any material Assigned Agreement is in material breach or default in performance of any of their respective obligations thereunder and, to Sellers' knowledge, no event exists which, with the giving of notice or lapse of time or both, would constitute a material breach, default or event of default on the part of either Seller or, to Sellers' knowledge, on the part of any other party, to any material Assigned Agreement that is continuing unremedied. No single Assigned Agreement not listed in SCHEDULE 3.10 represents a material portion of the assets or rights of Sellers and is material to the Business. No federal, state or other governmental agency, authority or entity is a party to any Assigned Agreements except as specifically identified on SCHEDULE 3.10.

     SECTION 3.11. No Restrictive Agreements. Neither Seller is a party to, and no Purchased Asset is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits (or purports to restrict or prohibit) either Seller from freely engaging in the Business as now conducted or from competing anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which such Seller may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that either Seller may address in operating its business), or includes any grants of exclusive licenses (collectively, "RESTRICTIVE AGREEMENTS") other than this Agreement.

     SECTION 3.12. No Representations to Employees or Contractors. Neither Seller has made any representations or promises of any kind to any of its employees or contractors concerning the length of time that such employee's or contractor's work or employment with such Seller may continue or regarding any change in compensation or benefits or other terms or conditions of employment or consulting with such Seller.

     SECTION 3.13.  Intellectual Property.

          3.13.1 The execution, delivery and performance of this Agreement and the consummation of the Sale and the other transactions contemplated hereby shall not constitute a material breach or default of any instrument, contract, license or other agreement granting, licensing or otherwise governing or affecting any Seller Intellectual Property Rights and shall not cause the forfeiture or termination or give rise to a right of any party to cause the forfeiture or termination, of any Seller Intellectual Property Right. There are no royalties, honoraria, fees or other payments in excess of $100,000 annually under any agreement payable by either Seller to any person by reason of the ownership, use, license, sale or disposition of any of the Seller Intellectual Property Rights.

          3.13.2          (i)     To Sellers' knowledge, neither the
manufacture, marketing, license, or sale of any product or service currently licensed, marketed, sold or provided by either Seller violates any license or agreement between Seller and any third party or infringes any Intellectual Property Right of any other party.

                           (ii)   There is no pending or, to Sellers'
knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller Intellectual Property Right nor is there any basis for any such claim, nor has either Seller received any notice asserting that any Seller Intellectual Property Right or the proposed use, sale, license or disposition thereof infringes, misappropriates or otherwise conflicts with or shall infringe, misappropriate or otherwise conflict with the rights (including without limitation the Intellectual Property Rights) of any other party.

                           (iii)  To Sellers' knowledge, no product or
technology licensed, marketed or sold by either Seller or currently under development by either Seller incorporates, uses or is based on, any misappropriated Intellectual Property Rights of any third party except to the extent expressly identified on SCHEDULE 3.13.2.

                           (iv)   Neither Seller has disclosed to any person
(other than employees of Sellers acting in their capacity as employees of Sellers), or granted to any person (other than employees of Sellers acting in their capacity as employees of Sellers) any rights to use, for any purpose, or hold in its possession, any source code for any of the Software.

                           (v)    No person has been granted the right to
modify, develop and/or own any part, element or aspect of the Software.

                           (vi)   All of Sellers' commercial arrangements for
the distribution and/or licensing of the Tax Products and Other Products, including without limitation all arrangements with customers, end users, resellers and distributors, are pursuant to agreements that have been disclosed (or the forms of which have been disclosed) to Purchaser.

          3.13.3 SCHEDULE 3.13.3 contains a list of all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by either Seller to secure, perfect or protect its interest in Seller Intellectual Property Rights, including, without limitation, all copyrights (whether or not registered), copyright applications, trademarks and service marks (whether or not registered) and trademark and service mark applications. Neither Seller owns or is an assignee of any patents or patent applications.

     SECTION 3.14. Compliance with Laws. Each Seller has complied, and is in full compliance, in all material respects, with all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it, its business or its assets and properties excluding all such laws, ordinances, regulations and rules described in Sections 3.06,
3.16 and 3.19 ("APPLICABLE LAWS"). Each Seller holds all material permits, licenses, consents and approvals from, and has made all material filings with, any government agencies and authorities that are necessary in connection with its present business and there exists no current default under or violation of any such permit, license, consent or approval which has or would have a Material Adverse Effect. Neither Seller has received notice of allegations of any violations of Applicable Law by either Seller from any governmental entity within the last five (5) years.

     SECTION 3.15. Certain Transactions and Agreements. None of the officers, directors, or shareholders of either Seller has any direct or indirect ownership interest in any firm or corporation that directly competes with, or does business with, or has any contractual arrangement with either Seller (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded). None of such corporate officers, directors or shareholders has any direct or indirect interest in any contract or informal arrangement with either Seller, except for normal compensation for services as a corporate officer, director or employee thereof disclosed to Purchaser or other immaterial payments or benefits. None of such corporate officers, directors or shareholders has any economic interest in any property, real or personal, tangible or intangible, including any Seller Intellectual Property Rights, used in or pertaining to the Business, except for the normal rights of a shareholder.

     SECTION 3.16.  Employees, ERISA and Other Compliance.

          3.16.1 To Sellers' knowledge, each Seller is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of each Seller as of May 1, 1998 with each individual identified as an employee, officer and/or consultant and their current compensation is set forth on SCHEDULE 3.16.1. Neither Seller has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To Sellers' knowledge, all of Sellers' employees are permitted to be employed by the Sellers in the United States.

          3.16.2 Neither Seller (i) has ever been, or is now, subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, or (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization.

          3.16.3 SCHEDULE 3.16.3 identifies (a) each "employee benefit plan," as defined in Section 3(3) ERISA, and (b) all other written or unwritten plans or agreements (but excluding any right imposed by law) involving direct or indirect compensation or benefits (including any employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits (including worker's compensation, unemployment compensation and other government mandated programs), vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors) currently or previously maintained, contributed to or entered into by either Seller under which either Seller or any ERISA Affiliate (as defined below) of either Seller has any present or future obligation or liability (collectively, the "SELLER BENEFIT PLANS"). For purposes of this
Section 3.16, "ERISA AFFILIATE" means any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Internal Revenue Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Internal Revenue Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Internal Revenue Code, or treasury regulations promulgated under Section 414(o) of the Internal Revenue Code, any of which includes either Seller. Copies of all Seller Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Purchaser or its counsel. A description of the material terms of any unwritten Seller Benefit Plan or any material oral or otherwise unwritten amendment or modification to any Seller Benefit Plan is set forth in SCHEDULE
3.16.3. The Form 5500 Annual Report for each Seller Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA has been timely filed with the appropriate governmental agency and a copy of the Form 5500 Annual Report for each such Seller Benefit Plan filed for the last three plan years has been delivered to Purchaser or its counsel. All Seller Benefit Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "SELLER PENSION PLANS") are identified as such in SCHEDULE 3.16.3. All Seller Benefit Plans which individually or collectively would constitute an "employee welfare benefit plan," as defined in Section 3(1) of ERISA (collectively, the "SELLER WELFARE PLANS") are identified as such in SCHEDULE 3.16.3. All contributions due from either Seller with respect to any of the Seller Benefit Plans have been made as required under ERISA or have been accrued on the Balance Sheet.
To Sellers' knowledge, each Seller Benefit Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Internal Revenue Code, which are applicable to such Seller Benefit Plans. To Sellers' knowledge, all individuals who, pursuant to the terms of any Seller Benefit Plans, are entitled to participate in any such Seller Benefit Plan, currently are participating in such Seller Benefit Plan or have been offered an opportunity to do so and have declined.

          3.16.4 No Seller Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Seller Pension Plans are subject to Title IV of ERISA. To Sellers' knowledge, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred with respect to any Seller Benefit Plan which is covered by Title I of ERISA which would result in a material liability to Seller, excluding transactions effected pursuant to a statutory or administrative exemption. To Sellers' knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Seller Benefit Plan has or shall make either Seller or any officer or director of either Seller subject to any material liability under Title I of ERISA or liable for any material Tax or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Internal Revenue Code or Section 502 of ERISA.

          3.16.5 To Sellers' knowledge, any Seller Pension Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code (a "SELLER 401(a) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Internal Revenue Code. Sellers have delivered to Purchaser or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Seller 401(a) Plan.

          3.16.6 Since January 1, 1998, there has been no amendment to, written interpretation or announcement (whether or not written) by either Seller relating to, or change in employee participation or coverage under, any Seller Benefit Plan that would increase materially the expense of maintaining such Seller Benefit Plan.

          3.16.7 Sellers have complied with and will comply in all material respects with all required notices and continuation coverage requirements pursuant to Section 4980B of the Internal Revenue Code and COBRA with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Internal Revenue Code) occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Internal Revenue Code has been incurred with respect to any current or former employees of Seller (or their beneficiaries).

          3.16.8 With respect to each Seller Benefit Plan, there are no actions, suits or investigations or claims pending or, to the knowledge of Sellers, threatened with respect to the assets thereof (other than routine claims for benefits).

          3.16.9 No benefit payable or which may become payable by either Seller pursuant to any Seller Benefit Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Internal Revenue Code) which is subject to the imposition of an excise Tax under Section 4999 of the Internal Revenue Code or which would not be deductible by reason of Section 280G of the Internal Revenue Code. Except as described elsewhere in this Agreement, neither Seller is a party to any (a) agreement with any executive officer or other key employee of either Seller (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving either Seller in the nature of any of the transactions contemplated by this Agreement,
(ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be materially increased, or the vesting of benefits of which shall be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

          3.16.10 To Sellers' knowledge, no employee, consultant or independent contractor of either Seller (a) is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement with any other party, or any restrictive covenant, as a result of relating to or the right of any such employee to be employed or hired by either Seller or to use trade secrets or proprietary information of others or that would be likely to have a Material Adverse Effect, or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for either Seller that is subject to any agreement assigning or otherwise granting any rights (including without limitation Intellectual Property Rights) in such technology, software or other copyrightable, or otherwise proprietary work with a third party. To Sellers' knowledge, the employment of any employee of Seller does not subject either Seller to any liability to any third party, whether alone or with others.

     SECTION 3.17. No Brokers. Neither Seller is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     SECTION 3.18.       (i)     Books and Records.  Except as disclosed in
SCHEDULE 3.18, the books, records and accounts of each Seller (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with commercially reasonable business practices on a basis consistent with prior years, (c) fairly reflect in all material respects the transactions and dispositions of the assets of such Seller and (d) fairly reflect in all material respects the basis for the Sellers' Financial Statements.

                         (ii)   Corporate Documents.  Each Seller has made
available to Purchaser for examination complete and accurate copies of all documents listed in the Schedules hereto or other Exhibits hereto, including, without limitation, the following: (a) copies of such Seller's Certificate of Incorporation and Bylaws as currently in effect; (b) such Seller's minute book containing all records of all proceedings, consents, actions, and meetings of such Seller's shareholders, board of directors and any committees thereof; (c) all material Assigned Agreements; and (d) all material Governmental Permits and all applications for such Governmental Permits.

     SECTION 3.19.  Environmental Matters.

          3.19.1 To the knowledge of Sellers, during the period that each Seller has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. Sellers have no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to either Seller having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "HAZARDOUS MATERIALS" shall mean any hazardous waste or toxic or hazardous substance, which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar state or local law; or
(c) regulations promulgated under any of the above laws or statutes.

          3.19.2 To the knowledge of Sellers, none of the properties or facilities of either Seller is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and groundwater conditions, except where such violation would not have a Material Adverse Effect. During the time that either Seller has owned or leased its properties and facilities, to Sellers' knowledge, neither Sellers nor any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials other than those present in normal and lawful amounts in normal office cleaning supplies.

          3.19.3 During the time that either Seller has owned or leased its properties and facilities: (a) there has been no litigation brought or, to Sellers' knowledge, threatened against either Seller or any settlement reached by either Seller with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities; and (b) to Sellers' knowledge, there has been no litigation brought or threatened against any lessor or owner of real property leased by either Seller or any settlement reached by such lessor or owner with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     SECTION 3.20. Bank Accounts. SCHEDULE 3.20 sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which either Seller maintains accounts of any nature and the names of all persons authorized to draw thereon, or make withdrawals therefrom.

     SECTION 3.21. Product Warranties. To Sellers' knowledge, all Software licensed by either Seller and all other products manufactured, sold, licensed, leased or delivered by each Seller (including the Tax Products) and all services provided by each Seller to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and neither Seller has any material Liability (and, to Sellers' knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against either Seller giving rise to any Liability that could have a Material Adverse Effect) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor on the Balance Sheet. Except as expressly set forth in SCHEDULE 3.21, no Software licensed by either Seller or product manufactured, sold, leased or delivered by either Seller, and no service provided by either Seller, to customers is subject to any guaranty, warranty or other indemnity. Since January 1, 1998 to the Effective Date, neither Seller has experienced any product or service warranty claims materially greater than the same type of claims experienced for same period in the prior year. Since January 1, 1998, neither Seller has had any of its respective products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material amount of such Seller's consolidated revenue from such purchases. Neither Seller is under any liability or obligation, and no such outstanding claim has been made, with respect to the return of inventory or products in the possession of customers, licensees, distributors, retailers, or end-users, except such liabilities, obligations and claims as, in the aggregate, do not exceed $100,000.

     SECTION 3.22. Accounts Receivable. The accounts receivable shown on the Balance Sheet arose in the ordinary course of business. The allowances for doubtful accounts and warranty returns on the Balance Sheet have been prepared in accordance with GAAP consistently applied. To Sellers' knowledge, none of the accounts receivable of Sellers shown on the Balance Sheet or any accounts receivable of Sellers arising after the Balance Sheet Date, are subject to any material claim of offset, recoupment, setoff or counter-claim except to the extent reflected through the accrual of a liability or reserve on the Balance Sheet, and, except to the extent so reflected (in the case of receivables shown on the Balance Sheet), there are no specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim.

     SECTION 3.23. Full Disclosure. All of the representations, warranties and schedules of Sellers under Article III of this Agreement, taken as a whole, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers as follows:

     SECTION 4.01. Incorporation and Authority of Purchaser. Each of Purchaser and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and, as applicable, each agreement or document to which it is to be a party or which it is to execute pursuant to this Agreement (collectively the "PURCHASER ANCILLARY AGREEMENTS") and each of Purchaser and Parent has all requisite corporate power and authority to consummate the Sale in accordance with this Agreement. The execution, delivery and performance of this Agreement and each of the Purchaser Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Purchaser's and Parent's Board of Directors. This Agreement has been, and the Purchaser Ancillary Agreements have been or will be, duly executed and delivered by Purchaser and, as applicable, Parent as provided for hereunder and thereunder, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Purchaser and, as applicable, Parent, enforceable against Purchaser and Parent in accordance with its terms and the Purchaser Ancillary Agreements, upon their execution by Purchaser will constitute legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms.

     SECTION 4.02. No Conflict. Except as may result from any facts or circumstances relating solely to Sellers, the execution, delivery and performance of this Agreement and the Purchaser Ancillary Agreements by Purchaser and, as applicable, Parent do not and will not (a) violate or conflict with the Certificate of Incorporation or bylaws of Purchaser or Parent, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser or Parent or any of their material assets or properties or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to any material assets or properties to which Purchaser or Parent is a party or by which any of such material assets or properties is bound or affected.

     SECTION 4.03. Consents and Approvals. The execution and delivery of this Agreement and the Purchaser Ancillary Agreements by Purchaser and, as applicable, Parent do not, and the performance of this Agreement and the Purchaser Ancillary Agreements by Purchaser and, as applicable, Parent will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority with respect to Purchaser and, as applicable, Parent, except (a) under the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay Purchaser or Parent from performing any of its material obligations under this Agreement or any of the Purchaser Ancillary Agreements, and (c) as may be necessary as a result of any facts or circumstances relating solely to a Seller.

     SECTION 4.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business Prior to the Closing. Each Seller covenants and agrees that, between the date hereof and the Closing Date, it will (except as Purchaser otherwise agrees in writing, such agreement not to be unreasonably withheld or delayed):

          (a) not sell, transfer, assign, convey, license, move, relocate or otherwise dispose of any material Purchased Asset (which, for purposes of this Section 5.01(a) only, is agreed to be any Purchased Asset with a value in excess of Twenty-Five Thousand Dollars ($25,000)) (except that Sellers may license Tax Products to end-users in accordance with Sellers' standard license terms for their Tax Products (as described in SCHEDULE 3.10), may sell Other Products to customers, may pay refunds to customers and may dispose of obsolete or damaged Tangible Assets, in each case in the ordinary course of business);

          (b) use its reasonable commercial efforts to conduct the Business in the ordinary course in all material respects except for such actions of Sellers as may be required by this Agreement;

          (c) use its reasonable commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof and, if such Seller becomes aware of a material deterioration in the relationship with any supplier, officer or key employee (or material number of other employees), or any customers that individually or in the aggregate are material to Sellers collectively or the Business taken as a whole, including any statements of intent by any of such persons to terminate or modify their relationship with either Seller, promptly bring such information to the attention of Purchaser in writing and, if requested by Purchaser, exert its reasonable commercial efforts to restore the relationship;

          (d) not enter into any agreement or arrangement with any third party that is inconsistent with the consummation of the transactions contemplated by this Agreement;

          (e) not make or approve any dividends or other distributions (other than as normal compensation in the ordinary course of business) to any of its shareholders, other than distributions to shareholders not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate since March 31, 1998;

          (f) not terminate the employment of any Employee or terminate its contractual relationship with any independent contractor, except in the ordinary course of business;

          (g) not (i) make any change to the base salaries or other compensation of any of the non-officer Employees that are outside of the ordinary course of business, (ii) change any existing bonus program or establish any new bonus plan or any new employee benefits for any Employee, or
(iii) make any change to the base salaries or other compensation of any corporate officer Employee;

          (h) not make any loans to (or borrow from) any shareholders of either Seller or to any persons affiliated with or related to any shareholders of either Seller;

          (i) provide Purchaser with reasonable access to and the opportunity to meet and interview each of the Employees for the purpose of negotiating offers of employment contingent upon the consummation of the sale and transfer of the Purchased Assets to Purchaser and the other transactions contemplated hereby;

          (j) reasonably cooperate with Purchaser in all other aspects of Purchaser's pre-Closing due diligence investigation of Sellers and make reasonably available to Purchaser, its attorneys, accountants and other agents for review and inspection, all of its financial records, the Purchased Assets and all books and records (excluding Sellers' customer lists), documents, technology (excluding source code) and facilities relating to the Purchased Assets;

          (k) use such Seller's commercially reasonable efforts to preserve to the extent it now exists, good and marketable title in such Seller's name in and to all of the Purchased Assets, free of all Encumbrances (except such Encumbrances as are disclosed in SCHEDULE 3.08(a)), and to cause the conditions to Closing set forth in Section 8.02 to be fulfilled as promptly as possible; and

           (l) not take any actions that, if taken prior to the Effective Date, would make any of Sellers' representations and warranties set forth in
Article III untrue as of the Effective Date or the Closing Date.

     SECTION 5.02. Books and Records. If, in order properly to prepare documents required to be filed with governmental authorities (including taxing authorities) or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Purchased Assets, the Assumed Liabilities or the Business, and such information is in the possession of any other party hereto, such party agrees to use its good faith efforts to promptly furnish such information to the party needing such information, at the cost and expense of the party being furnished such information.

     SECTION 5.03.  Confidentiality.

          (a) Existing Agreement. The terms of the Nondisclosure Agreement dated as of January 9, 1998 (the "EXISTING CONFIDENTIALITY AGREEMENT") between Sellers and Purchaser are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time the Existing Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, then the Existing Confidentiality Agreement shall continue in full force and effect.

          (b) Sellers' Confidential Information. Except for marketing and sales information which has been publicly disseminated to Sellers' end-user customers prior to the Effective Date in the ordinary course of business, all copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information of Sellers, including but not limited to the Software, the Documentation, the Seller Intellectual Property Rights, the Seller Technology Deliverables and any information disclosed to either Seller pursuant to Section
5.13 (collectively, "SELLERS' CONFIDENTIAL INFORMATION") will be held by Sellers in strict confidence at all times after the Effective Date unless and until this Agreement is terminated in accordance with the provisions of Article X hereof. Sellers' Confidential Information will not include information which
(i) is now or hereafter becomes, through no act or failure on the part of either Seller, generally known to the public, (ii) is hereafter rightfully furnished to Sellers by a third party without restriction as to use or disclosure, or (iii) is disclosed with the prior written consent of Purchaser. At all times following the Closing, Sellers will: (i) continue to hold all Sellers' Confidential Information in strict confidence, (ii) will not use or disclose any of Sellers' Confidential Information to any third party, and (iii) upon Purchaser's request, promptly destroy or deliver to Purchaser any Sellers' Confidential Information in Sellers' possession or control; except that Sellers may internally use the original copies of all Business Records solely to prepare and file tax returns, and Sellers may disclose any Sellers' Confidential Information (except source code or other trade secrets) as may be required to comply with requests from all governmental agencies; provided that Sellers must provide Purchaser with prior written notice of any proposed disclosure to government agencies.

     SECTION 5.04.  Regulatory and Other Authorizations; Consents.

          (a) Efforts. Each party hereto will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all U.S. federal, state and local regulatory bodies and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Seller Ancillary Agreements and Purchaser Ancillary Agreements, as applicable, and will reasonably cooperate with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as is reasonably practicable after the date hereof and to use reasonable efforts to promptly supply any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. Without limiting the generality of the parties' undertakings pursuant to this Section 5.04(a), the parties shall use all reasonable efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by the Federal Trade Commission, the Department of Justice or any other federal, state government or governmental authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the acquisition of the Purchased Assets in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation.

          (b) Communications. Each party hereto shall promptly inform the other parties of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other federal, state government or governmental authority regarding any of the transactions contemplated hereby. If any party or any affiliate of such party receives a request for additional information or for documents or any material from any such government or governmental authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. Further, no written materials shall be submitted by any party to the Federal Trade Commission, the Department of Justice or any other federal, state governmental agency in connection with HSR Act compliance or the merger control regulations of any other state or country, nor shall any oral communications be initiated with such governmental entities by any party, without prior disclosure to and coordination with the other parties and their counsel. Each party hereto will reasonably cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other federal, state or non-U.S. governmental authority in connection with the transactions contemplated hereby.

          (c) Definition of Reasonable. For purposes of this Section 5.04 only, Sellers' "reasonable efforts" or "reasonable cooperation" (a) means Sellers' respective efforts that are, or cooperation that is, commercially reasonable under the circumstances and in view of the financial or other resources then available to Sellers and (b) will not require Sellers to threaten, initiate, or prosecute any legal or administrative proceeding or to pay, or agree to pay, any amount (other than (i) normal filing fees payable to any governmental authority or agency in accordance with an applicable statute or regulation, (ii) amounts reimbursed by Purchasers or (iii) the fees and expenses of Sellers' accountants, attorneys and other professional advisors) to any person other than an employee or agent of Sellers.

     SECTION 5.05. Further Actions. Each of the parties hereto shall, at its own expense, execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Seller Ancillary Agreements and Purchaser Ancillary Agreements, as applicable, and to give effect to the transactions contemplated by this Agreement and the Seller Ancillary Agreements and Purchaser Ancillary Agreements, as applicable, including without limitation causing each affiliate of Seller to assign any Purchased Assets held by it and any Assigned Agreements to which it is a party to Purchaser, as applicable, and take all such actions as may be necessary to affect such assignments.

     SECTION 5.06.  Covenant Not to Compete.

          (a) Non-Competition Covenant. Subject to the following provisions of this Section 5.06, as a material inducement and consideration for Purchaser to enter into this Agreement, for a period of five (5) years from and after the Closing Date (such five (5) year period of time being hereinafter called the "RESTRICTED PERIOD"), neither Seller will, within the Restricted Area (as defined below) carry on any business, or own (in whole or in part), operate, advise, assist or lend funds to or invest funds in, any person, firm, partnership, business, corporation or other entity in any manner that would aid or assist any person, firm, partnership, business, corporation or other entity to (a) engage in the development, marketing, licensing or sale of software that is designed to be used to prepare state, federal or other Tax returns or reports or which otherwise is designed to assist in tax planning or tax report or return preparation, or (b) to otherwise compete, in any material respect, with the Business (the "RESTRICTED BUSINESS"). As used herein, the term "RESTRICTED AREA" means any state of the United States of America and any province of Canada or any geographic area within any other country in which Purchaser or its affiliates, directly or indirectly, carries on or engages in business. During the Restricted Period, each Seller further agrees not to interfere with, disrupt or attempt to disrupt the relationship between Purchaser and any third party, including without limitation any customer, supplier or employee of Purchaser, with respect to the Restricted Business.

          (b) Non-Solicitation. During the Restricted Period, neither Seller shall, directly or indirectly, solicit any Employee then employed by Purchaser (other than an Employee who is a blood relative of Lawrence Lacerte or Joyce Lacerte at least as close as second cousin) to (i) become employed by either Seller, or any affiliate of either Seller, or any person in which either Seller is a shareholder, or (ii) terminate such hired Employee's employment with or services to Purchaser or any affiliate of Purchaser.

          (c) Injunctive Relief; Interpretation. In the event of a breach of any of the covenants set forth in this Section 5.06, Purchaser will be entitled to an injunction against Seller restraining such breach in addition to any other remedies provided by law or equity. In the event that any covenant in this Section 5.06 is held to be invalid, illegal or unenforceable by any court of competent jurisdiction or any other governmental authority, it is agreed and understood that such covenant will not be voided but rather will be construed to impose limitations upon Seller's activities no greater than allowable under then applicable law.

     SECTION 5.07. President and Board of Directors. Prior to the Closing, Purchaser shall make an offer of employment to Randall Zeller (which offer shall be contingent upon the consummation of the Closing) to serve immediately after the Closing as its president, all on terms and conditions to be mutually agreed prior to the Closing. Purchaser shall, effective upon the Closing, take all steps necessary to cause the Lawrence Lacerte, Philip Lacerte and Randall Zeller to be elected to Purchaser's initial Board of Directors and to provide that the authorized number of members of Purchaser's initial Board of Directors shall be seven (7). After the Closing, the election and removal of directors shall be governed by the Certificate of Incorporation and Bylaws of Purchaser.

     SECTION 5.08. "No Shop." Neither Seller will authorize any officer or director of either Seller or any other person on its behalf to, solicit, encourage, negotiate or accept any offer from any party concerning (i) the possible disposition of all or any substantial portion of Seller's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of such Seller, or (ii) any other agreement or arrangement that would be inconsistent with the consummation of the transactions contemplated by this Agreement (each a "TRANSACTION"), nor will they participate in any discussions or negotiations regarding, or furnish any information with respect to, or facilitate in any other manner, any Transaction, and will, immediately terminate any discussions or negotiations regarding a possible Transaction that are currently underway, if any, with any third party. Seller will promptly notify Purchaser in writing of any inquiries or proposals from any third party regarding a possible Transaction.

     SECTION 5.09.  [Intentionally Deleted]

     SECTION 5.10. Litigation Support. In the event and for so long as any party hereto actively is contesting any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving either Seller, each of the other parties will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel (for so long as such personnel are employed by it), and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

     SECTION 5.11. Transition. Sellers will, through the Closing Date, cooperate in good faith with all reasonable requests made by Purchaser for the purpose of encouraging all of Sellers' employees, lessors, licensors, customers, suppliers, and other business associates to maintain the same business relationships with Purchaser after the Closing as they maintained with Sellers prior to the Closing. Neither Seller will take any action that is designed or intended to discourage any employee, lessor, licensor, customer, supplier or other business associate of either Seller from maintaining such relationship. Nothing contained in the first sentence of this Section 5.11 shall require Sellers to take or omit to take any action that they, in good faith, believe would not be in the best interest of the Business.

     SECTION 5.12. Other Subsidiaries. Purchaser may, at any time after the Closing, transfer any or all of the Purchased Assets, assign any or all of the Assumed Liabilities, assign any or all of its rights under this Agreement, the Seller Ancillary Agreements or the Inducement and Non-Competition Agreements and transfer any or all of the Employees (on the same terms and conditions and provided that no such employees will be required to relocate from the Dallas metropolitan area during the first year after the Closing) to any other wholly-owned subsidiary of Parent.

     SECTION 5.13. Sellers' Access. From and after the Closing, Purchaser and its affiliates shall whenever reasonably requested by either Seller, permit Sellers to have access during normal business hours upon at least five business days' prior notice (at the sole cost and expense of Sellers) to any and all (a) business records which are a part of the Purchased Assets and (b) to the extent not inconsistent with material interests of Purchaser, employees of Purchaser who were employed by either Seller prior to the Closing Date (including the right to have them devote a reasonable amount of time to Sellers' needs); provided, however, that access to employees may be restricted by Purchaser to such times and dates as shall not unreasonably interfere with the operation of Purchaser's business. Subject to the foregoing, such access shall be permitted in connection with (i) any audit or investigation by any government entity, (ii) any matter related to any insurance coverage or third party claims, (iii) the winding up of the business of either Seller, or (iv) any other reasonable purpose relating to the operation of the Business prior to the Closing Date. Purchaser shall retain all material records relating to the operation of the Business for a period of seven (7) years after the Closing Date (or such longer time as may be required as a result of any voluntary or involuntary extension of any applicable statute of limitations to the extent Purchaser has been so informed in writing by Sellers). Purchaser and its affiliates, on the one hand, and Sellers, on the other hand, agree to cooperate with all reasonable requests of the other so as to minimize to the greatest extent possible any interference with Purchaser's business which may occur as a result of any access requested by either Seller pursuant to this Section.

     SECTION 5.14. Post-Closing Distributions by Sellers. Immediately after the Closing, Sellers shall set aside in a separate account the aggregate sum of at least Ten Million Dollars ($10,000,000) from the Cash Payment (the "INITIAL AMOUNT") and, during the first one year period following the Closing Date (the "FIRST YEAR"), not make any distributions of or pay any dividends out of any part of the Initial Amount. The Initial Amount shall only be used by Sellers during the First Year to pay and discharge such Excluded Liabilities as may become due and payable by either Seller in the First Year. The amount of cash remaining at the end of the First Year out of the Initial Amount is hereafter referred to as the "REMAINING AMOUNT." At the end of the First Year, Sellers may distribute to their shareholders or otherwise dispose of that portion of the Remaining Amount, if any, in excess of Five Million Dollars ($5,000,000) and the remaining balance of $5,000,000 (or less if more than $5,000,000 was used by Sellers during the First Year to pay and discharge Excluded Liabilities) is hereafter referred to as the "SECOND YEAR AMOUNT." During one calendar year immediately following the end of the First Year (the "SECOND YEAR"), Sellers shall not make any distributions of or pay any dividend out of any part of the Second Year Amount and such amount shall only be used by Sellers during the Second Year to pay and discharge such Excluded Liabilities as may become due and payable by either Seller in that year. At the end of the Second Year, Sellers may distribute or dividend to shareholders or otherwise dispose of any funds remaining out of the Second Year Amount in whatever manner they elect.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01.  Right to Offer Employment.

          (a) Employees. SCHEDULE 3.16.1 contains a preliminary list (the "PRELIMINARY LIST") of each employee of Sellers, or of any other affiliates of either Seller who works in, or provides services in connection with, the Business (each an "EMPLOYEE"). Within twenty (20) days prior to the Closing Date, Sellers shall deliver to Purchaser a final list of the Employees (the "FINAL LIST"), which list shall be deemed to amend SCHEDULE 3.16.1 and shall identify those Employees who are active Employees of the Business as of that date, including those on vacation, sick leave, disability leave, family leave or personal leave of absence and which shall separately identify those Employees who are on a workers' compensation-related or disability leave. For purposes of this Agreement, "EMPLOYEES" means only those individuals included on such Final List.

          (b) Offers of Employment. Effective on the Closing Date, Purchaser shall offer to employ each Employee identified on SCHEDULE 3.16.1, as amended by the Final List, for one (1) year after the Closing Date (which employment shall be terminable by Purchaser during that year only for cause), for cash compensation in an amount that is at least as favorable as such Employee's cash compensation immediately prior to the Closing (for those Employees employed as of the Effective Date, as set forth in SCHEDULE 3.16.1, with such changes as may be agreed upon in writing by Sellers and Purchasers), together with such other benefits and terms and conditions of employment as are substantially equivalent to those enjoyed by such Employee immediately prior to the Closing and, to the extent not inconsistent with the foregoing, on Purchaser's standard terms, conditions and policies of employment and the terms of this Agreement. Purchaser shall not require any Employee hired by Purchaser to relocate from the Dallas metropolitan area during the first year after the Closing Date. Acceptance of such offer by an Employee shall include a release by the Employee of any claims against Sellers or Purchaser for any compensation for services rendered prior to the Closing or relating to the termination of their employment by Sellers, including without limitation for severance pay (but excluding any accrued but unused vacation and personal time off which shall be added by Purchaser to all vacation and personal time off such Employee would be entitled to as an employee of Purchaser), execution of an invention assignment agreement and consent by such Employee to the release of his or her personnel file to Purchaser. Such offers of employment as may be extended by Purchaser to Employees will be on the same basis of time commitment (full or part time) as such Employee was employed by Sellers immediately prior to the Closing Date; provided, however, that such offer of employment with respect to those Employees who are on a workers' compensation-related or disability leave or a Family Medical Leave Act leave shall be conditioned upon their return from such leave in accordance with Sellers' leave of absence policy. Effective on the Closing Date, Sellers shall notify each Employee in a writing reasonably satisfactory to Purchaser, that such Employee's employment with Sellers has been terminated.

     SECTION 6.02. Benefits. For a period of one year from the Closing Date, Purchaser will continue to make available to each Employee hired by Purchaser on the Closing Date employee benefits substantially equivalent to those enjoyed by each such Employee immediately prior to the Closing. To the extent permissible under law and contract, Purchaser will assume the employee benefit plans and policies providing the benefits enjoyed by each such Employee immediately prior to the Closing. Notwithstanding the foregoing, Purchaser shall not be required to assume or continue any such benefit that is not disclosed to Seller in SCHEDULE
3.16.3 prior to the Effective Date. Coincident with the Closing, Purchaser shall become the "Employer" and "Sponsor" of Sellers' 401(k) Savings Plan and Sellers shall become the "Predecessor Employer" of Sellers' 401(k) Savings Plan, each as defined in Section 1.13 of Sellers' 401(k) Savings Plan. This
Section 6.02 is intended by Purchaser to constitute a "Written Resolution", as defined in Section 1.41 of Sellers' 401(k) Savings Plan, to effect such amendment of Sellers' 401(k) Savings Plan coincident with the Closing and to authorize and delegate to each of the officers of Purchaser and Parent the individual authority to execute such documents as are necessary or desirable to effect such change in sponsorship. Coincident with the Closing, Purchaser shall become the employer and plan sponsor of each employee welfare benefit plan and payroll practice that provided benefits to Employees immediately prior to the Closing and continue to make available all benefits required by COBRA for those current or former employees of Sellers or their beneficiaries not hired by Purchaser, and to the extent permissible under contract Purchaser shall also become the policyholder and employer of each group insurance policy providing employee welfare benefits to Employees immediately prior to the Closing. The officers of Purchaser and Parent are individually authorized and delegated the authority to execute such documents as are necessary or desirable to effect such change. Notwithstanding any of the foregoing, Purchaser shall have the sole discretion to replace such assumed and continued benefits of Sellers with benefits that are at least as favorable to such Employees, in the aggregate, as those provided by Parent and its affiliates to its employees of comparable responsibility and seniority, provided that such replacement benefits shall, during the one year period after the Closing Date be at least as favorable, taken as a whole, to such Employees as those enjoyed by the Employees immediately prior to the Closing (as disclosed in SCHEDULE 3.16.3) and provided, further, that if any Employee ceases to participate in any benefit plans assumed by Purchaser coincident with the Closing because Purchaser has elected pursuant to this sentence to replace such benefits with benefits provided to comparable employees, in determining each such Employee's eligibility for employee benefits and vesting in such benefits, such Employee shall be given credit for his length of service with Sellers. If and to the extent Purchaser is prohibited by contract or law from assuming any of Sellers' employee benefit plans or policies (as disclosed in SCHEDULE 3.16.3), any and all rights and benefits to which Sellers are entitled thereunder shall constitute "Excluded Assets" under Section 2.03.

     SECTION 6.03. Employee Withholding Taxes. Purchasers shall prepare and furnish to those employees of Purchaser who were Employees of either Seller prior to the Closing Date and who become employees of Purchaser on the Closing Date pursuant to employment offers made by Purchaser to them pursuant to this
Article VI ("NEW EMPLOYEES") a Form W-2 which shall reflect all wages and compensation paid to New Employees by Sellers (for that portion of the calendar year in which the Closing Date occurs during which the New Employees were employed by Sellers) and by Purchaser. Sellers shall furnish to Purchaser the Forms W-4 and W-5 of each New Employee. Purchaser shall timely send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Form W-2. It is the intent of the parties hereunder that the obligations of Purchaser and Sellers under this Section 6.04 shall be carried out in accordance with Section 5 of Revenue Procedure 84-77.

     SECTION 6.04. Independent Contractor Taxes and Reports. Sellers shall prepare and furnish to those independent contractors who were independent contractors of either Seller prior to the Closing Date a Form 1099 which shall reflect all nonemployee compensation paid to them for that portion of the calendar year in which the Closing Date occurs during which the independent contractors were working for either Seller. Purchaser shall send to the appropriate Tax authority Form 1096 and accompanying copies of the duly completed Form 1099s.

                                  ARTICLE VII

                                  TAX MATTERS

     SECTION 7.01. Transaction Taxes; Indemnity. Sellers shall be jointly responsible for, and shall defend, indemnify and hold Purchaser harmless against and in respect of, any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use, income and other Taxes, levies, charges and fees (including all real estate transfer taxes) incurred, or that may be payable to any Tax authority in connection with, the transactions (including without limitation the sale, transfer, and delivery of the Purchased Assets and the assumption of the Assumed Liabilities) contemplated by this Agreement (collectively, "TRANSACTION TAXES"). Purchaser and Sellers shall cooperate in the filing of all necessary documentation and all tax returns, reports and forms ("RETURNS") with respect to all such Taxes, including any available pre-sale filing procedures.

     SECTION 7.02. Pre-Closing Taxes; Indemnity. Sellers shall be jointly responsible for, and shall defend, indemnify and hold Purchaser harmless against and in respect of any and all (i) Tax Liabilities relating to Taxes required to be paid by either Seller prior to the Closing Date and (ii) Liabilities arising from any failure by either Seller or Predecessor since December 1, 1986 in the case of Product Co. and Predecessor and since formation in the case of Service Co., respectively, to have in effect a valid election to be taxed under Subchapter S of the Internal Revenue Code or arising from the revocation of such election (the "PRE-CLOSING TAXES").

         SECTION 7.03. Pre-Closing Taxes; Contests.

         (a) Cooperation. Purchaser shall cooperate fully, as and to the extent reasonably requested by Sellers and at Sellers' expense, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Pre-Closing Taxes. Such cooperation shall include compliance by Purchaser pursuant to the provisions of Section 5.13. Sellers shall cooperate fully, as and to the extent reasonably requested by Purchaser and at Purchaser's expense, in connection with the filing of Returns relating to any pre-Closing operations of the Business and any audit, litigation or other proceeding with respect to thereto. Such cooperation by Sellers shall include Sellers giving the same cooperation to Purchaser that Purchaser is required to give to Sellers pursuant to Section 5.13.

         (b) Commercially Reasonable Efforts. Purchaser further agrees, upon Sellers' request, and at Sellers' expense, to use its commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Sellers (including, but not limited to, with respect to the transactions contemplated hereby). Sellers further agree, upon Purchaser's request, and at Purchaser's expense, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Purchaser (including, but not limited to, with respect to the transactions contemplated hereby).



         (c) Contests. Sellers shall control any contest relating to Transaction Taxes or Pre-Closing Taxes. Purchaser shall control any contest relating to any other Taxes relating to the operation of the Business.



                                  ARTICLE VIII

                           CONDITIONS TO THE CLOSING

     SECTION 8.01. Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of Purchaser contained in Article IV of this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are expressly stated as being made as of another date, and all the covenants contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects and Sellers shall have received a certificate of Purchaser to such effect signed by a duly authorized officer thereof in form reasonably acceptable to Sellers.

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated hereby shall have expired or shall have been terminated.

          (c) No Order. No non-U.S., United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use all reasonable efforts to have any such order or injunction vacated.

          (d) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party is contesting, challenging or seeking to alter, enjoin or adversely affect the sale and purchase of the Purchased Assets contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending or threatened.

          (e) Purchaser Ancillary Agreements. Purchaser shall have executed and delivered counterparts of each of the Purchaser Ancillary Agreements.

          (f) Closing Payment. Purchaser shall have made the Cash Payment to Seller in the manner contemplated by Section 2.05(b).

          (g) Delivery. Each of the instruments referred to in Section 2.08 shall have been duly executed by Purchaser and delivered to Sellers.

          (h) Opinion. Sellers will have received a favorable opinion of Purchaser's counsel, Fenwick & West LLP, dated as of the Closing Date, with respect to each of the matters set forth in EXHIBIT E attached hereto.

          (i) Third Party Consents Obtained. Purchaser shall have obtained all material consents, waivers and approvals from third parties and governmental entities not listed on Schedule 3.04 necessary to perform its obligations under the Agreement.

     SECTION 8.02. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Accuracy of Representations and Warranties; Covenants. The representations and warranties of the Sellers contained in Article III of this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are expressly stated as being made as of another date, and all the covenants contained in this Agreement to be complied with by Sellers on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate of Sellers to such effect signed by a duly authorized officer thereof in form reasonably acceptable to Purchaser.

          (b) No Material Adverse Change. There shall have been no Material Adverse Change and Purchaser shall have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized officer of each Seller in form reasonably acceptable to Purchaser.

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated hereby shall have expired or shall have been terminated.

          (d) No Order. No non-U.S., United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use all reasonable efforts to have any such order or injunction vacated.

          (e) No Litigation. No suit, claim, cause of action, arbitration, mediation, investigation or other proceeding under which a third party is contesting, challenging or seeking to alter, enjoin or adversely affect the sale and purchase of the Purchased Assets contemplated by this Agreement or any other transaction contemplated by this Agreement, will be pending.

          (f) Seller Ancillary Agreements. Each Seller shall have executed and delivered counterparts of each of the Seller Ancillary Agreements.

          (g) Inducement and Non-Competition Agreements. Lawrence Lacerte shall have executed and delivered to Purchaser an Inducement and Non-Competition Agreement in the form attached as EXHIBIT F hereto; Philip Lacerte, Randall Zeller, John Portner, and Frederick Gray shall each have entered into (at least eight (8) days previously and not subsequently revoked) an Inducement and Non-Competition Agreements in the form attached as EXHIBIT F (except that Section 9 and Section 10(h) of such form shall not be included therein); and each other stockholder of either Seller shall have entered into (at least eight (8) days previously and not subsequently revoked) an Inducement and Non-Competition Agreements in the form attached as EXHIBIT F (except that Sections 5, 8, 9 and 10(h) of such form shall not be included therein and each reference to five (5) years in Section 4 of such form shall instead refer to three (3) years).

          (h) Delivery. Purchaser and its legal counsel shall be reasonably satisfied that all Purchased Assets and Unearned Cash shall have been duly delivered and conveyed by or for Sellers to Purchaser as required by this Agreement, and each of the instruments referred to in Section 2.07 shall have been duly executed by Sellers and delivered to Purchaser.

           (i) Opinion. Purchaser and Parent will have received a favorable opinion of Sellers' counsel, Gardere & Wynne, L.L.P., dated as of the Closing Date, with respect to each of the matters set forth in EXHIBIT G attached hereto.

           (j) Third Party Consents Obtained. Sellers shall have obtained all material consents, waivers and approvals from third parties and governmental entities not listed on Schedule 3.04 necessary to effect the assignment and transfer to Purchaser of all Assigned Agreements, Governmental Permits and other Purchased Assets (other than pursuant to the HSR Act), which consents, waivers and assignments shall be in form reasonably acceptable to Purchaser, except where the failure to obtain such consent, waiver or approval does not have a Material Adverse Effect.

           (k) Conduct of Seller's Business in Ordinary Course. From the Effective Date to the Closing Date, each Seller will have conducted its business only in the ordinary course of business, except for actions expressly permitted or contemplated by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to by Purchaser in writing, and Purchaser will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized officer of each Seller.

                                   ARTICLE IX

                               PARENT UNDERTAKING

     SECTION 9.01. Parent hereby guarantees performance by Purchaser, and any assignee of Purchaser of all of their obligations under this Agreement and all Purchaser Ancillary Agreements.

                                   ARTICLE X

                TERMINATION, WAIVER AND POST-CLOSING LIABILITY

     SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)    by the mutual written consent of Sellers and Purchaser; or

          (b) by Purchaser by giving written notice to Sellers at any time prior to the Closing (A) in the event of a Material Breach by either Seller of any representation, warranty, or covenant contained in this Agreement, where Purchaser has notified Sellers in writing of the Material Breach, and the Material Breach has continued uncured until the earlier to occur of (1) the expiration of thirty (30) calendar days after the notice of the Material Breach or (2) the Closing Date under Section 2.06 or (B) provided Purchaser is not in breach of any of its material obligations hereunder, if the Closing shall not have occurred on or before the Expiration Date; or

          (c) by Sellers by giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, where Sellers have notified Purchaser in writing of the breach, and the breach has continued uncured until the earlier to occur of (1) thirty (30) calendar days after the notice of the breach or (2) the Closing Date under Section 2.06 or (B) provided Sellers are not in breach of any of their material obligations hereunder, if the Closing shall not have occurred on or before the Expiration Date; or

          (d)    by Purchaser for any reason not set forth in clauses (a) and
(b) above.

     SECTION 10.02. Termination Fee. A payment of cash in the aggregate amount of the Termination Fee shall be paid by Purchaser to Sellers if the Closing has not occurred by the Expiration Date for any reason whatsoever other than termination of this Agreement pursuant to Section 10.01(a), Section 10.01(b)(A) or Section 10.01(b)(B); provided, however, that a termination by Purchaser pursuant to Section 10.01(b)(B) shall not relieve Purchaser of its obligation to pay the Termination Fee unless such termination is due to the failure of one or more of the following conditions of Closing: Section 8.02(f), Section 8.02(g),
Section 8.02(i), Section 8.02(j) or Section 8.02(e) (but, as to Section 8.02(e), only to the extent that the proceeding giving rise to the failure of such condition is being brought by, on behalf of, or on the instructions of a shareholder of either Seller.)

          In the event of any termination of this Agreement pursuant to which Purchaser has paid a Termination Fee under this Section 10.02, Purchaser shall have no further liability to Sellers under this Agreement for breach or otherwise.

     SECTION 10.03. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as expressly provided herein.

     SECTION 10.04. Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.



         SECTION 10.05. No Post-Closing Liabilities; Warranty Disclaimer. The representations and warranties of Sellers shall expire as of or at the Closing, and all covenants and agreements of Sellers to be complied with or performed before the Closing shall be extinguished by, and deemed complied with or performed as of, the Closing. Sellers shall have no Liability to Purchaser, or any person affiliated with or claiming by or through Purchaser, relating to any representation, warranty, covenant or agreement of Sellers contained herein at any time after the Closing (except as specifically provided in Article VII and Section 2.04(b), Section 2.05(c), Section 2.09, Section 2.10, subsections (a),
(e), (f), (g) and (h) of Section 5.01, Section 5.03, Section 5.05, Section 5.06, Section 5.10, and Section 5.14). EXCEPT AS EXPRESSLY PROVIDED HEREIN, PURCHASER IS BUYING THE PURCHASED ASSETS "WHERE IS" AND "AS IS," AND SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SELLERS HEREBY EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Any liability for any such costs or expenses incurred by the Sellers shall constitute Excluded Liabilities hereunder.

     SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



           (a)      if to Sellers prior to the Closing:

                           Lacerte Software Corporation
                           13155 Noel Road
                           Dallas, Texas 75240-5088
                           Attention: Randall C. Zeller
                           Telecopy: (972) 385-1816

                    if to Sellers after the Closing:

                           Lacerte Software Corporation
                           13155 Noel Road
                           Dallas, Texas 75240-5088
                           Attention: Lawrence Lacerte

                    in each case with a copy to:
                           Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                           Dallas, Texas 75201
                           Attention: Alan J. Perkins, Esq.
                           Telecopy: (214) 999-4667

           (b)      if to Purchaser or Parent:

                           Intuit Inc.
                           MS184 Legal Department
                           P.O. Box 7850
                           Mountain View,  CA  94039
                           Attention: Catherine Valentine, Esq.
                           Telecopy:      (650) 944-6622

                    with a copy to:
                           Fenwick & West LLP
                           Two Palo Alto Square, Suite 800
                           Palo Alto, CA 94306
                           Attention:     Gordon K. Davidson., Esq.
                           Telecopy:      (650) 494-1417

     SECTION 11.03. Public Announcements. Except as may otherwise be required by law, no party hereto shall make or cause to be made any public announcements in respect of this

Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, however, Purchaser, Parent and Sellers shall be entitled to make such public announcements in respect of this Agreement or the transactions contemplated thereby as may be required under applicable law, including federal securities laws, and agree to use all reasonable efforts to provide the other parties with an opportunity to review the contents of such announcements prior to their public dissemination.

     SECTION 11.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.05.       Severability.

          (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          (b) Notwithstanding Section 11.05(a) above, the scope and effect of the covenants contained in Section 5.06 hereof shall be as broad in time (but not beyond the applicable time periods set forth therein), geography, scope of business and in all other respects as is permitted by applicable law. The covenant contained in Section 5.06(a) hereof shall be construed as a series of separate covenants, one for each geographic area within the Restricted Area. Each such separate covenant shall be construed to be a separate, independent and concurrent covenant and obligation of Sellers that is cumulative and in addition to, and not in lieu of or in conflict with, any other of such separate covenants, and the unenforceability of any such separate, independent and concurrent covenant or covenants shall have no effect on the enforceability of any other of such separate covenants. Should a court or other body of competent jurisdiction determine that any term or provision of the covenants contained in Section 5.06 is excessive in scope or duration or is unenforceable in any respect, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified so as to be enforceable, in accordance with the purposes stated in the preceding sentence and with applicable law, and all other terms and provisions of the covenants contained in Section 5.06 shall remain valid and fully enforceable.

     SECTION 11.06. Entire Agreement. This Agreement, the Seller Ancillary Agreements and the Purchaser Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral (other than that certain letter agreement dated May 18, 1998). Upon the effectiveness of the Closing, the Existing Confidentiality Agreement shall terminate.

     SECTION 11.07. Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of the non-assigning parties; provided, however, that Purchaser may assign all or a portion of its rights and obligations hereunder to one or more wholly-owned subsidiaries of Purchaser.

     SECTION 11.08. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.09. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by Sellers, the Purchaser and Parent. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

     SECTION 11.10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to contracts executed in and to be performed by residents of Texas within that State.

     SECTION 11.11. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     SECTION 11.12. Specific Performance. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that, except as otherwise provided in Section 10.02, the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 11.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Sellers, Purchaser, and Parent (for purposes of
Article IX only) have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

"SELLER"                                   "SELLER"

LACERTE SOFTWARE CORPORATION               LACERTE EDUCATIONAL SERVICES, INC.

    /s/ Lawrence Lacerte                        /s/ Lawrence Lacerte
By:__________________________________       By:_________________________________
    Lawrence Lacerte                            Lawrence Lacerte
    Chairman of the Board                       Chairman of the Board and
    and Chief Executive Officer                 and Chief Executive Officer



"PURCHASER"                                "PARENT"

IL ACQUISITION CORPORATION                 INTUIT INC.

    /s/ Larry J. Wolfe                         /s/ Larry J. Wolfe
By:_________________________________       By:_________________________________
    Larry J. Wolfe                             Larry J. Wolfe
    President                                  Senior Vice
                                               Tax Products Division



                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

Exhibit A:       List of Tax Products
Exhibit B:       List of Assigned Agreements
Exhibit C:       Copyright Assignment
Exhibit D:       Mark Assignment
Exhibit E:       Fenwick & West, LLP Opinion Letter
Exhibit F:       Form of Inducement and Non-Competition Agreement
Exhibit G:       Gardere & Wynne, L.L.P. Opinion Letter

Schedule 2.03             Excluded Assets
Schedule 2.09             Unassignable Assets
Schedule 3.04             Consents to Assign
Schedule 3.06             Tax Matters
Schedule 3.07             Sellers' Financial Statements
Schedule 3.08(a)          Permitted Encumbrances
Schedule 3.08(b)          Location of Tangible Assets; Sellers' Real Property
Schedule 3.09             Absence of Certain Changes or Events
Schedule 3.10             Lists of Certain Assets and Obligations
Schedule 3.13.2           Misappropriated Intellectual Property Rights
Schedule 3.13.3           Sellers' Intellectual Property Rights
Schedule 3.16.1           Employees and Consultants
Schedule 3.16.3           Employee Benefit Plans
Schedule 3.18             Books and Records
Schedule 3.20             Bank Accounts
Schedule 3.21             Product Warranties

                                   EXHIBIT A
                                  TAX PROGRAMS



1040

1.     Federal Individual Income Tax Program

2.     Individual State Programs:

Alabama                   Kentucky                 North Carolina
Arizona                   Louisiana                North Dakota
Arkansas                  Maine                    Ohio
California                Maryland                 Oklahoma
Colorado                  Massachusetts            Oregon
Connecticut               Michigan                 Pennsylvania
Delaware                  Minnesota                Rhode Island
Florida                   Mississippi              South Carolina
Georgia                   Missouri                 Tennessee
Hawaii                    Montana                  Utah
Idaho                     Nebraska                 Vermont
Illinois                  New Hampshire            Virginia
Indiana                   New Jersey               Washington DC
Iowa                      New Mexico               West Virginia
Kansas                    New York                 Wisconsin

3.    Proforma/Organizer Programs

4.    Network Version



1065

1.     Federal Partnership Income Tax Program

2.     Individual State Programs:

Alabama                   Iowa                     North Carolina
Arizona                   Kansas                   Oklahoma
Arkansas                  Kentucky                 Oregon
California                Louisiana                Pennsylvania
Colorado                  Maryland                 South Carolina
Connecticut               Massachusetts            Tennessee
Florida                   Minnesota                Texas
Georgia                   Mississippi              Utah
Idaho                     Missouri                 Washington DC
Illinois                  New Jersey               Wisconsin
Indiana                   New York

3.    Proforma Program

1120

1.     Federal Corporation Income Tax Program

2.     Individual State Programs:

 Alabama                   Iowa                     Ohio
 Arizona                   Kansas                   Oklahoma
 Arkansas                  Kentucky                 Oregon
 California                Louisiana                Pennsylvania
 Colorado                  Maryland                 South Carolina
 Connecticut               Massachusetts            Tennessee
 Delaware                  Minnesota                Texas
 Washington DC             Mississippi              Utah
 Florida                   Missouri                 Virginia
 Georgia                   New Jersey               Wisconsin
 Idaho                     New Mexico
 Illinois                  New York
 Indiana                   North Carolina

3.    Proforma Program



1120S

1.     Federal S-Corporation Income Tax Program

2.     Individual State Programs:

 Alabama                   Kansas                   Oklahoma
 Arizona                   Kentucky                 Oregon
 Arkansas                  Louisiana                Pennsylvania
 California                Maryland                 South Carolina
 Colorado                  Massachusetts            Tennessee
 Connecticut               Minnesota                Texas
 Washington DC             Mississippi              Utah
 Florida                   Missouri                 Virginia
 Georgia                   New Jersey               Wisconsin
 Idaho                     New Mexico
 Illinois                  New York
 Indiana                   North Carolina
 Iowa                      Ohio

3.    Proforma Program

1041

1.     Federal Fiduciary Income Tax Program

2.     Individual State Programs:

 Arizona                   Louisiana                Oregon
 California                Maryland                 Pennsylvania
 Colorado                  Massachusetts            Wisconsin
 Florida                   New Jersey
 Georgia                   New York
 Illinois                  Oklahoma

3.    Proforma Program

EXEMPT ORG. INCOME TAX PROGRAM

1.     Federal Exempt Org. Income Tax Program

2.     Individual State Programs: New York, California

3.     Proforma Program

                                   EXHIBIT B


                              ASSIGNED AGREEMENTS


1. Sellers' end user license agreements with respect to Tax Products for the 1997 and 1998 tax years, and all years prior thereto.

2. Those certain Non-Competition Agreements obtained in connection with the asset purchases of JetTax, Diamond Software and Tax Resources.

3. Those Discount Pricing Agreements between Sellers and the following entities:

            -   Triple Check

            -   Padgett Business Service

            -   Jackson Hewitt

            -   National Association of Satellite Contract Owners (NASCO)

            -   Alaska Association of Tax Consultants (AATC)

            -   Tax Department

            -   MACPAN, Inc.

            -   1st Global (No written contract)

            -   Farm Credit Services / Illinois (No written contract)

            -   Farm Credit Services / New York (No written contract)

            -   HD Vest (No written contract)

            -   Comprehensive Business Service (No written contract)

            -   Financial Express (No written contract)

            -   NACA (No written contract)

4.       Airborne Express agreement.

5. Compression Software Agreement dated September 14, 1995 between Rich Geldrich, Jr. and Lacerte Software Corporation.

6. Independent Sales Agent agreement dated October 15, 1993 between Lacerte Software Corporation and BNA Software.

7. Agreement dated November 21, 1996 between Lacerte Software Corporation and TimeValue Software.

8. Independent Dealer Agreements between Lacerte Software Corporation and the following entities:

            -   Austin V. England

            -   Dennis F. Palumbo, P.C.

            -   Jack Baines

            -   Linda Taggart/San Leandro Tax & Bookkeeping

            -   Cliff Crozier

            -   David W. Stover

            -   Gina Parks

            -   Jim Downs

            -   Scott Klein

            -   Mike Popovich

            -   Thomas Campana/PT Tax Services

            -   Accounting and Computer Alliance, Inc. (ACA)

            -   Sheldon Clark

            -   Walter F. Malcomb, Jr.

            -   Carol Sharkey

            -   Brian Rajala

            -   Dick Dixon


9. Addendum to AT&T Custom Offer Order between Lacerte Software Corporation and AT&T Corporation.

10. TNT DOS-Extender (IBM PC Version) RUN-TIME License Agreement dated April 17, 1997.

11.      TNT DOS-Extender Software Development Kit.

12. Services Agreement between Lacerte Software Corporation and Interactive Data dated January 2, 1994.

13.      Adobe Acrobat Logo License Agreement for Acrobat Reader.

14. Driver Object Code Distribution Agreement dated January 19, 1998 between Lacerte Software Corporation and ATI Technology, Inc.

15. Four Seasons Hotel contract for the 1998 Labor Day retreat scheduled for September 5-7, 1998.

16. GTE Customer Networks Sales/Installation agreement dated July 11, 1997 and Maintenance Agreement (Document #M1260).

17.      Borland Advantage Site License Agreement

18.      Monotype Topography font license agreement dated January 1, 1998.

19. Typeface Software License Agreement between Good Software Corporation and LSC.

20.      Fastgraph 5.0 license agreement.

21. Comerica Merchant Alliance VISA/Mastercard interchange agreements (one each for LES and LSC).

22.      Network MCI Internet Access Agreement.

23.      Len Serbak/Goldenway Business Forms agreement dated October 14, 1997.

24. Meridian Software License Transfer Agreement between Northern Telecom, Inc. and LSC.

25.      On-Ramp Technologies, Inc. Service Agreement

26.      Microsoft QuickBasic Compiler License Agreement

27.      Ox Split Software License Agreement

28.      Opaque Software License Agreement

29. Sublease between LSC and Oryx Energy for the premises at 13155 Noel Road, Dallas Texas.

30.      Agreement dated September 15, 1997 between LSC and Nelco, Inc.

31.      Agreement dated November 21, 1996 between LSC and TimeValue Software.

32. Agreement dated October 29, 1997 between LSC and Accounting Professionals CPE Institute.

33.      MCI Service Agreement

34.      The software license agreements for:

            -   Terra Tech (PROBAS)



                                                                       2 of 15

            -   Microhelp (MHFAR, MUSCLEFR)

            -   Mirage (QEZNETFR)

            -   Crescent (CWSHOP7, PRO7)

            -   Blink, Inc. (Blinker)

            -   Eminent Domain Software (Spell32 [spell checker])

            -   Shazam Report Wizard (Srwctrl [report management components])

            -   Ace Reporter (Sctctrl, Sctvar [report management components])

            -   Eschalon Software (Epgfxcmpn [splitter control])

            -   Alcatel Maintenance Agreement

            - Americable Internet Security and Network Security software license agreements

            -   AppVision King Calendar License Agreement

            -   Delphi v2.0 (Pascal Language Development System)

            -   DocToHelp (create Windows Help File)



Note: Product Co. may not have written license agreements for each of the foregoing items.

35. Research Institute of America tax research service (no written license agreement).

36.      Insurance Policies:

            -   Property Damage (Great Northern Insurance, Policy No. 3534-59-25

            - General Commercial Liability (Great Northern Insurance, Policy No. 3534-59-25)

            -   Crime Coverage (Same Policy No. above)

            -   Business Auto Policy (Federal Insurance Co., No. 7323-56-95)

            -   Comprehensive Catastrophe (Federal Insurance Co., No.
                7966-41-43)

            - International Exporter's Liability (Great Northern Insurance, No. 7324-87-15)

            - Workers' Compensation Liability Policy (Chubb Indemnity, No. 7160-93-29)

            - Professional Liability Policy for LES (American Int'l Specialty Ins. Co., No. 243-98-10

            - Pension & Welfare Fiduciary Responsibility (Travelers Casualty & Surety, No. 103039005)


37. Commercial Service Agreement with TCI Cablevision for Broadband Communication Services

38.      Pitney-Bowes Equipment Maintenance Agreement

39.      KASTLE Card Systems Maintence Agreement

40.      EDT Security Systems Agreement

41.      Park City Cleaning and Restoration

42.      GTE/Nortel/Meridian Agreement #6111 (including software license)





                                                                       3 of 15

                                   EXHIBIT C

                  FORM OF COPYRIGHT ASSIGNMENT BY CORPORATION

         THIS AGREEMENT is made this _________ day of May, 1998, from Lacerte Software Corporation, a Delaware corporation, and Lacerte Educational Services, Inc., a Delaware corporation, collectively ("ASSIGNORS") to IL Acquisition Corp., a Delaware corporation, ("ASSIGNEE").

                                  WITNESSETH:

     WHEREAS, Assignors are the authors and sole owners of, or by previous assignment directly or indirectly from the author have become the sole owners of, the copyrights in the computer programs and any other copyrightable works or documentation listed by title and described in Schedule A attached hereto (collectively, the "WORKS"); and

     WHEREAS, Assignee desires to purchase said copyrights and all rights under said copyright applications and registrations related thereto:

     NOW, THEREFORE, for good and valuable consideration paid by Assignee to Assignors. the receipt and sufficiency of which are hereby acknowledged, Assignors hereby confirm that they have assigned, transferred and conveyed, and do hereby assign, transfer and convey, to Assignee, its successors, assigns and other legal representatives, all right, title and interest in and to said copyrights and applications in the United States and elsewhere, including all rights of registration, publication, rights to create derivative works and all other rights which are incident to copyright ownership, for all the residue now unexpired of the present term of any and all such copyrights and any term thereafter granted during which the Works are entitled to copyright, together with all claims for damages by reason of past infringement of said copyrights with the right to sue for, and collect, the same for Assignee's own use and benefit.

     IN WITNESS WHEREOF, Assignors have caused this Assignment to be duly executed by its authorized representatives on and as of the day and year first above written.



                                            Lacerte Software Corporation
                                            a Delaware corporation

                                            By:________________________________
                                               ________________________________


                                            Lacerte Educational Services, Inc.
                                            a Delaware corporation

                                            By:________________________________
                                               ________________________________


State of Texas          )
                        )
County of Dallas        )

      On this __ day of ______, 1998, before me appeared ____________ to me known and known to me to be the person described herein, and who executed the foregoing instrument and he acknowledged the same to be his free act and deed.

                                               ________________________________
                                               Notary Public



[Seal]

                                   SCHEDULE A

                                 ASSIGNED WORKS

                   ASSIGNED WORKS NOT SUBJECT TO REGISTRATION

     TITLE                             REV                      DESCRIPTION



                     ASSIGNED WORKS SUBJECT TO REGISTRATION

     TITLE                REG. NO.          REV                 DESCRIPTION

                                   EXHIBIT D

                  FORM OF TRADEMARK ASSIGNMENT BY CORPORATION

         THIS AGREEMENT is made this ______ day of May, 1998, from Lacerte Software Corporation, a Delaware corporation, and Lacerte Educational Services, Inc., a Delaware Corporation, collectively ("ASSIGNORS") to IL Acquisition Corp., a Delaware corporation, ("ASSIGNEE").

                                  WITNESSETH:

         WHEREAS, Assignors own the U.S. Registrations, and Assignors and/or Assignors' predecessor in interest, have filed registration applications and "Intent to Use" applications under 15 U.S.C. Section 1051(a) and (b), respectively, with respect to the trademarks and service marks identified in Schedule A hereto (collectively, the "MARKS"); and

         WHEREAS, Assignors and Assignee are desirous of transferring all right, title and interest in and to the Marks and said applications and registration from Assignors to Assignee.

         NOW, THEREFORE, for good and valuable consideration paid by Assignee to Assignors, the receipt and sufficiency of which are hereby acknowledged. Assignors hereby confirm that they have assigned, transferred and conveyed, and do hereby assign, transfer and convey, to Assignee, its successors, assigns and other legal representatives, all right, title and interest, including common law rights, in and to each of the Marks and the registrations thereof and applications to register the same (all as set forth in said Schedule A), together with the goodwill of the business in connection with which the Marks are used or proposed to be used, and further including all claims for damages by reason of past infringement of the Marks, with the right to sue for, and collect, the same for Assignee's own use and benefit.

         In that this Assignment includes "Intent to Use" applications under 15 U.S.C. Section 1051(b). Assignors hereby acknowledge that Assignee is a successor to the portion of the business to which the Marks subject to such applications pertain, and that said business is ongoing and existing.

         IN WITNESS WHEREOF, Assignors have caused this Assignment to be duly executed by its authorized representatives on and as of the day and year first above written.

                                             Lacerte Software Corporation
                                             a Delaware corporation

                                             By:_______________________________
                                                _______________________________

                                             Lacerte Educational Services, Inc.
                                             a Delaware corporation

                                             By:_______________________________
                                                _______________________________


State of Texas          )
                        )
County of Dallas        )

     On this __ day of ______, 1998, before me appeared ___________ to me known and known to me to be the person described herein, and who executed the foregoing instrument and he acknowledged the same to be his free act and deed.

                                                _______________________________
                                                Notary Public

[Seal]

                                   SCHEDULE A

                             EXISTING REGISTRATIONS



MARKS                 REG. NO.                CLASS                   DATE REG.

                       PENDING INTENT TO USE APPLICATIONS



MARK              SERIAL NO.        FILING DATE      TYPE                CLASS

                                   EXHIBIT E

                    FORM OF OPINION OF COUNSEL TO PURCHASER

         1. Purchaser and Parent each has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation.

         2. The Asset Purchase Agreement has been duly and validly authorized, executed and delivered by Purchaser and Parent and constitutes a valid and binding agreement enforceable against Purchaser and Parent in accordance with its terms.

         3. The execution and delivery of the Asset Purchase Agreement by Purchaser and Parent and the performance by Purchaser and Parent of their respective obligations thereunder do not (a) violate any provision of Purchaser's or Parent's Certificate of Incorporation or Bylaws, (b) violate or contravene any federal or California statute, rule or regulation applicable to Purchaser or Parent, (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination, rescission, amendment, acceleration or cancellation of, any material contract (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Securities Act of 1933, as amended) of Parent or Purchaser, or (d) violate or contravene any applicable order, writ, injunction or decree of any court or governmental instrumentality. [Clauses (c) and (d) may be given by General Counsel of Parent]

         4. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory agency, is required by or with respect to either Seller in connection with the execution and delivery of the Asset Purchase Agreement or the performance by each Seller of its obligations thereunder, except (a) for filings and approvals required under the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay Purchaser or Parent from performing any of their material obligations under the Asset Purchase Agreement or any of the Purchaser Ancillary Agreements, and (c) as may be necessary as a result of any facts or circumstances relating solely to Sellers.

                                    EXHIBIT F

                    INDUCEMENT AND NON-COMPETITION AGREEMENT



         This Inducement and Non-Competition Agreement (this "AGREEMENT") is made and entered into as of _____ __, 1998 (the "AGREEMENT DATE") among IL ACQUISITION CORPORATION, a Delaware corporation ("PURCHASER"), and ______________________________ ("STOCKHOLDER").

                                R E C I T A L S

         A. Purchaser, Lacerte Software Corporation, a Delaware corporation ("PRODUCT CO."), Lacerte Educational Services, Inc., a Delaware corporation ("SERVICE CO.") (Product Co. and Service Co. are hereafter individually referred to as "SELLER" and collectively referred to as "SELLERS") and Intuit Inc., a Delaware corporation ("PARENT"), have entered into an Asset Purchase Agreement (the "PURCHASE AGREEMENT") whereby substantially all of the assets of Sellers will be sold to Purchaser in exchange for a cash payment and the assumption by Purchaser of certain liabilities of Sellers (the "ASSET SALE").

         B. The parties to this Agreement acknowledge and agree that, as a material inducement, consideration and condition to Purchaser and Parent entering into the Purchase Agreement and consummating the Asset Sale, Stockholder is entering into this Agreement and agreeing to be bound by the terms hereof, and Stockholder's execution and delivery of this Agreement is a condition to Purchaser's obligation to consummate the Asset Sale.


       NOW THEREFORE, in consideration of the above recitals and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


         1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as such terms are given in the Purchase Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents, warrants and covenants as follows:

                 (a) Power. Stockholder has full power to execute, deliver and perform Stockholder's obligations under this Agreement, to make the representations, warranties and covenants contained herein and to perform Stockholder's obligations hereunder.

                 (b) Seller Securities Owned. Attachment "1" hereto sets forth (i) the number of shares of each Seller's capital stock and any other securities of either Seller owned by Stockholder, and all rights, options and warrants to acquire shares of capital stock or other securities of either Seller (such shares of Sellers' capital stock, other securities of Sellers and rights, options and warrants to acquire shares of either Seller's capital stock and other securities of such Seller are hereinafter collectively referred to as "SELLER SECURITIES") and (ii) any indebtedness of either Seller to Stockholder or any member of Stockholder's immediate family, and any indebtedness of Stockholder to either Sellers.

         3. CONFIDENTIALITY. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information of Sellers, including but not limited to the Software, the Documentation, the Seller Intellectual Property Rights, the Seller Technology Deliverables and any information disclosed pursuant to Section 5.13 of the Purchase Agreement (collectively, "SELLERS' CONFIDENTIAL INFORMATION") will be held by the Stockholder in strict confidence at all times after the Effective Date unless and until this Agreement is terminated in accordance with the provisions of Section 10(a) hereof. Sellers' Confidential Information will not include information which (i) is now or hereafter becomes, through no act or failure on the part of Stockholder, generally known to the public, (ii) is hereafter rightfully furnished to Stockholder by a third party without restriction as to use or disclosure, or
(iii) is disclosed with the prior written consent of Purchaser. At all times following the Closing, Stockholder will (i) continue to hold all Sellers' Confidential Information in strict confidence, (ii) will not use or disclose to any third party any of Sellers' Confidential Information, and (iii) upon Purchaser's request, promptly destroy or deliver to Purchaser any Sellers' Confidential Information in Stockholder's possession or control; except that, Stockholder may disclose any Sellers' Confidential Information (except source code or other trade secrets) as may be required to comply with requests from all governmental agencies; provided that Stockholder must provide Purchaser with prior written notice of any proposed disclosure to government agencies. Stockholder acknowledges that the Sellers' Confidential Information has substantial commercial value.

         4. RESTRICTIVE COVENANTS. Stockholder hereby acknowledges that because of his skills, his relationship with the Sellers and the Sellers' Confidential Information to which Stockholder shall have access, competition by Stockholder with Purchaser could damage Purchaser in a manner which cannot adequately be compensated by damages or an action at law. In view of such circumstances, because of the Sellers' Confidential Information obtained by or disclosed to Stockholder, and as a material inducement to Purchaser to enter into the Purchase Agreement, to consummate the Asset Sale and other good and valuable consideration, Stockholder covenants and agrees to the following:

                 (a) Non-Competition covenant. Subject to the following provisions of this Section 4, for a period of five (5) years from and after the Closing Date (such five (5) year period of time being hereinafter called the "RESTRICTED PERIOD"), Stockholder will not, within the Restricted Area (as defined below) directly or indirectly carry on any business, or own (in whole or in part), manage, control, operate, advise, assist or lend funds to or invest funds in, or assist, participate in or be connected with, as an officer, employee, partner, stockholder, consultant, advisor or other similar capacity, any person, firm, partnership, business, corporation or other entity in any manner that (a) engages in the development, marketing, licensing or sale of (i) software that is designed to be used to prepare or file state, federal or other Tax returns or reports or which otherwise is designed to assist in tax planning or tax report or return preparation, or (ii) other tax software products or (b) otherwise competes, in any material respect, with the Business (the "RESTRICTED BUSINESS"). As used herein, the term "RESTRICTED AREA" means any state of the United States of America and any province of Canada or any geographic area within any other country in which Purchaser or its affiliates, directly or indirectly, carry on or engage in business. During the Restricted Period, Stockholder further agrees not to interfere with, disrupt or attempt to disrupt the relationship between Purchaser and any third party, including without limitation any customer, supplier or employee of Purchaser, with respect to the Restricted Business.

                 (b) Non-Solicitation. During the Restricted Period, Stockholder shall not, directly or indirectly, solicit any Employee then employed by Purchaser (other than a blood relative of Lawrence Lacerte or Joyce Lacerte at least as close as second cousin) to (i) become employed by Stockholder, any person in which Stockholder is a shareholder, director or employee, or any person that is an affiliate of Stockholder, or (ii) terminate such hired Employee's employment with or services to Purchaser or any affiliate of Purchaser.

                 (c) Injunctive Relief; Interpretation. In the event of a breach of any of the covenants set forth in this Section 4, Purchaser will be entitled to an injunction against Stockholder restraining such breach in addition to any other remedies provided by law or equity. In the event that any covenant in this Section 4 is held to be invalid, illegal or unenforceable by any court of competent jurisdiction or any other governmental authority, it is agreed and understood that such covenant will not be voided but rather will be construed to impose limitations upon Stockholder's activities no greater than allowable under then applicable law.

         5. VOTING AGREEMENT. In order to effectuate the consummation of the Asset Sale, Stockholder hereby agrees that, unless otherwise directed in writing by Purchaser, at any meeting of the stockholders of either Seller, however called, and in any action by written consent of the stockholders of either Seller, such Stockholder shall affirmatively vote all the Seller
Securities:

                 (a) in favor of the Asset Sale, the execution and delivery by the Sellers of each of the Purchase Agreement and the Seller Ancillary Agreements and the adoption and approval of the terms thereof;

                 (b) in favor of each of the other actions and transactions contemplated by the Purchase Agreement and the Seller Ancillary Agreements and each action required in furtherance thereof;

                 (c) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of either Seller in the Purchase Agreement or the Seller Ancillary Agreements; and

                 (d) against any other action or transaction which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or the Seller Ancillary Agreements or that is otherwise inconsistent with any of the foregoing.

                 Prior to the termination of this Agreement pursuant to Section 10(a), Stockholder shall not enter into any agreement or understanding with any person to give a proxy, to vote or to give instructions in any manner inconsistent with clauses (a) through (d) of the preceding sentence.

         6. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Contingent upon and effective immediately as of the Closing, Stockholder hereby assigns, transfers and conveys to Purchaser for no additional consideration, any and all Developments owned by Stockholder. Stockholder further agrees to execute and deliver all such documents and take all such actions as are reasonably deemed by Purchaser to be necessary or desirable at any time in order to effect the full assignment to Purchaser of Stockholder's right and title, if any to such Developments. For purposes of this Agreement, the term "DEVELOPMENTS" shall mean all Intellectual Property Rights, data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to, or that were developed or used in the Business, the business that was to be conducted by Lacerte Financial, Ltd., and its present or planned activities.

         7. RELEASE OF CLAIMS. Contingent upon and effective immediately prior to the Closing, Stockholder hereby releases and discharges Purchaser, Sellers and Purchaser's and Sellers' respective officers, employees, agents, attorneys, heirs, assigns (the "RELEASED PARTIES"), from any and all claims, actions and causes of action that Stockholder may have with respect to the Released Parties as of the Closing, including, but not limited to, claims, actions and causes of action arising out of the consummation of the transactions to occur at the Closing pursuant to the Purchase Agreement, Stockholder's employment relationship with the Sellers or the termination of such employment and including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act (as amended by the Older Workers' Benefit Protection Act), and any other federal, state or local law whether such claim arises under statute or common law and whether or not Stockholder is presently aware of the existence of such claim, damage, action and cause of action, suit or demand. Stockholder also forever releases, discharges and waives any right he may have to recover in any proceeding brought by any federal, state or local agency against the Releases Parties to enforce any laws. Stockholder agrees that the value received as described in this Agreement shall be in full satisfaction of any and claims, actions or causes of action for payment or other benefits of any kind that Stockholder may have against the Released Parties. Stockholder shall not commence or join any legal action, which term includes, but is not limited to, any demand for arbitration proceedings any complaint to any federal, state or local agency, to assert any claim against a Released Party.

         Notwithstanding the foregoing provisions of this Section 7, Stockholder is not releasing (i) any claims or rights of any kind that Stockholder has, as of the date of this Agreement or hereafter, by virtue of Stockholder's ownership of Seller Securities or (ii) any claims under any employment offer letter from Purchaser delivered to Stockholder effective as of the Closing.

         8. "NO SHOP." Stockholder will not, and will not authorize any officer or director of either Seller or any other person on Stockholder's or either Seller's behalf to, solicit, encourage, negotiate or accept any offer from any party concerning (i) the possible disposition of all or any substantial portion of either Seller's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of such Seller, or (ii) any other agreement or arrangement that would be inconsistent with the consummation of the transactions contemplated by the Purchase Agreement (each a "TRANSACTION"), nor will Stockholder participate in any discussions or negotiations regarding, or furnish any information with respect to, or facilitate in any other manner, any Transaction, and Stockholder will, immediately terminate any discussions or negotiations regarding a possible Transaction that are currently underway, if any, with any third party.

         9.      REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

                 (a) Efforts. Stockholder agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Purchase Agreement as promptly as is practicable after the Effective Date thereof and supply promptly any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act. Stockholder will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. Without limiting the generality of Stockholder's undertakings pursuant to this Section 9(a), Stockholder shall use all reasonable efforts (as defined in Section 5.04(c) of the Purchase Agreement) to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by the Federal Trade Commission, the Department of Justice or any other federal, state government or governmental authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the Asset Sale in accordance with the terms of the Purchase Agreement unlawful or that would prevent or delay such consummation.

                   (b) Communications. Stockholder shall promptly inform Purchaser of any material communication between Stockholder and the Federal Trade Commission, the Department of Justice or any other federal, state government or governmental authority regarding any of the transactions contemplated by the Purchase Agreement. If Stockholder receives a request for additional information or for documents or any material from any such government or governmental authority with respect to the transactions contemplated by the Purchase Agreement, then Stockholder shall endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the parties to the Purchase Agreement, an appropriate response in compliance with such request. Further, no written materials shall be submitted by Stockholder to the Federal Trade Commission, the Department of Justice or any other federal, state governmental agency in connection with HSR Act compliance or the merger control regulations of any other state or country, nor shall any oral communications be initiated with such governmental entities by Stockholder, without prior disclosure to and coordination with the parties to the Purchase Agreement and their counsel. Stockholder will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other federal, state or non-U.S. governmental authority in connection with the transactions contemplated by the Purchase Agreement.

         10.     MISCELLANEOUS.

                 (a) Termination. In the event that the Purchase Agreement shall be terminated pursuant to Article X thereof, this Agreement shall immediately terminate.

                 (b) Successors; Binding Agreement. This Agreement shall inure to and be binding upon the successors and assigns of Purchaser.

                 (c) Amendment and Waiver. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by Stockholder and Purchaser. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                 (d) Partial Invalidity. If the final determination of a court of competent jurisdiction or arbitrator declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable,
(a) the remaining term and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                 (e) Governing Law; Legal Actions. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the laws of any other state or jurisdiction. Each of the parties hereto hereby waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement. Each party will be liable for any legal fees incurred by such party pursuant to any dispute or controversy arising hereunder.

                 (f) Older Worker Benefit Protection Act Disclosure. Stockholder is advised to consult with an attorney prior to executing this Agreement. Stockholder represents and agrees that Stockholder fully understands Stockholder's right to discuss all aspects of this Agreement with Stockholder's private attorney, that to the extent, if any, Stockholder desires, Stockholder has availed himself of this right, that Stockholder has carefully read and fully understands all of the provisions of this Agreement, and that Stockholder is voluntarily entering into this Agreement. Stockholder understands and agrees that the release in Section 7 of claims Stockholder may have under the Age Discrimination in Employment Act (as amended by the Older Worker Benefits Protection Act) ("AGE-RELATED CLAIMS") is only in consideration of Purchaser and Parent consummating the Asset Sale and that absent Stockholder executing and delivering this Agreement, the Asset Sale will not be consummated. Stockholder acknowledges that Stockholder was offered a period of at least twenty-one (21) days to consider the terms of this Agreement. For a period of seven (7) days following the execution of this Agreement, Stockholder may revoke the release of the Age-Related Claims set forth in Section 7. Stockholder's release of Age-Related Claims shall not become effective or enforceable until the foregoing seven (7) day period has expired and Stockholder has delivered an original signed copy of this Agreement to Purchaser. No revocation by Stockholder of the release of Age-Related Claims shall be deemed to revoke, limit or otherwise affect the full enforceability of any of the other terms of this Agreement, including without limitation any of the other releases set forth in Section 7.

                 (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 (h) Release of Guaranty. Purchaser shall use its commercially reasonable efforts to cause Oryx Energy Company to release Lawrence Lacerte from that certain Guaranty executed by him pursuant to which he guaranteed certain obligations under the Sublease. If and to the extent that Purchaser is unable to secure such release, it shall indemnify and hold harmless Lawrence Lacerte from and against any and all liability pursuant to such Guaranty.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



PURCHASER:


By: ________________________________________



Title:______________________________________




STOCKHOLDER:


By: ________________________________________


Stockholder's Address for Notice:


____________________________________________

____________________________________________

____________________________________________




[SIGNATURE PAGE TO INDUCEMENT AND NON-COMPETITION AGREEMENT]

                                 ATTACHMENT "1"

                            SELLER EQUITY SECURITIES



     Type of Seller Securities                          Number of Shares



                              SELLER INDEBTEDNESS



                            STOCKHOLDER INDEBTEDNESS

                                   EXHIBIT G

                     FORM OF OPINION OF COUNSEL TO SELLERS

         1. Each Seller has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation.

         2. Each Seller has the requisite corporate power to own or lease its property and assets and to conduct its business as it currently is being conducted, and is qualified as a foreign corporation to do business and is in good standing in the States of California, New Jersey, New York Texas (which each Seller has represented to us constitutes the only states in which it owns or leases assets or has employees).

         3. The Asset Purchase Agreement has been duly and validly authorized, executed and delivered by each Seller and constitutes a valid and binding agreement enforceable against each Seller in accordance with its terms.

         4. The Inducement and Noncompetition Agreement has been duly and validly executed and delivered by each Principal Stockholder and constitutes a valid and binding agreement enforceable against each Principal Stockholder in accordance with its terms.

         5. The execution and delivery of the Asset Purchase Agreement by each Seller and the performance by each Seller of its obligations thereunder do not (a) violate any provision of such Sellers' Certificate of Incorporation or Bylaws, (b) violate or contravene any federal, Delaware or Texas statute, rule or regulation applicable to either Seller, (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any right of termination, rescission, amendment, acceleration or cancellation of, any of the Assigned Agreements identified in Exhibit B to the Asset Purchase Agreement or, to our knowledge, any other material Assigned Agreement, except as indicated in the Schedules to the Asset Purchase Agreement, or (d) violate or contravene any applicable order, writ, injunction or decree of any court or governmental instrumentality. [Clauses (c) and (d) may be given by General Counsel of Product Co.]

         6. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory agency, is required by or with respect to either Seller in connection with the execution and delivery of the Asset Purchase Agreement or the performance by each Seller of its obligations thereunder, except (a) for filings and approvals required under the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay Sellers from performing any of their material obligations under the Asset Purchase Agreement or any of the Seller

Ancillary Agreements, and (c) as may be necessary as a result of any facts or circumstances relating solely to Purchaser.

         7. To such counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened in writing against either Seller, or any officer or director of either Seller in their capacity as such, or against any shareholder or other security holder of either Seller in their capacity as such, before any court or administrative [May be given by General Counsel of Product Co.].